ANNUAL
                                     REPORT

                                     [LOGO]

                              RSI Retirement Trust


                                Core Equity Fund
                               Value Equity Fund
                          Emerging Growth Equity Fund
                           International Equity Fund
                           Actively Managed Bond Fund
                          Intermediate-Term Bond Fund
                           Short-Term Investment Fund
                              Dedicated Bond Fund

                                      1995

                                 Broker/Dealer:

                                     [LOGO]

                                Retirement System
                                Distributors Inc.

                                  P.O. Box 2064
                              Grand Central Station

                             New York, NY 10163-2064

Table of Contents
-------------------------------------------------------------------------

President's Message .............................................      1
Investment Review ...............................................      4
Combined Financial Statements ...................................     21
Financial Statements of Investment Funds ........................     23
  Core Equity Fund ..............................................     23
  Value Equity Fund .............................................     27
  Emerging Growth Equity Fund ...................................     30
  International Equity Fund .....................................     36
  Actively Managed Bond Fund ....................................     41
  Intermediate-Term Bond Fund ...................................     45
  Short-Term Investment Fund ....................................     49
Notes to Financial Statements ...................................     52
Independent Auditor's Report ....................................     69
Officers, Consultants, Investment Managers and Custodians .......     70
Board of Trustees ...............................................     71







   [LOGO] is a registered trademark of Retirement System Group Inc.

                                   PRESIDENT'S
                                     MESSAGE


To Our Unitholders:

Setting savings goals, whether long-term or short-term, is the first step an individual should take in deciding the appropriate investment mix for his or her portfolio. It is then that the value of asset allocation, an important component in investment education programs, comes into play. Different models exist to assist in determining a suitable investment mix to achieve savings goals. It is key, however, that an individual periodically review the status of his or her portfolio to ensure that accumulated balances are in keeping with the desired asset allocation.

     The past two-year period is a prime example of another topic of investment education--the volatility of returns that can arise within a market cycle. In 1994, investors experienced a situation in which the domestic equity markets were slightly positive; however, the bond markets finished last year showing negative results (the worst in many years). Thus far in 1995, both stocks and bonds are showing double digit results for the nine months ended September 30, 1995.

     Considering the market fluctuations of the past two years, individuals should consider reviewing their savings goals and reassessing their investment strategies. By examining their accumulated account balances, individuals may determine that a reallocation of funds among the different investment vehicles is necessary to stay on track.

     The same need applies to qualified plans. Defined benefit plans using the Trust's asset allocation service benefit from professional investment managers allocating the plan's assets among a range of investments within the appropriate tolerance for risk category. Investment performance and its effect on the plan's asset mix are reviewed on an ongoing basis, and if appropriate, asset allocation adjustments are made.

     In 401(k) and most other defined contribution plans, however, participants are responsible for their own asset allocation. Periodically, plan participants need to review their investment strategies and account balances, to ensure that they are in keeping with the individual's long-term retirement plan strategy.

     On behalf of the Board of Trustees, I would like to thank you for choosing RSI Retirement Trust to help meet your retirement savings goals.

                                                  Sincerely,

                                                  [Insert Signature]

                                                  William Dannecker
                                                  President and Trustee

                                                  November 27, 1995

                                  EQUITY FUNDS

Core Equity Fund

The Core Equity Fund is a stock fund that invests in a broadly diversified group of high-quality, medium to large companies that exhibit sustainable growth in earnings, and that appear attractively valued. It offers investors the potential for long-term capital appreciation, with income as a secondary goal.

                                     Managed by Retirement System Investors Inc.

Value Equity Fund

The Value Equity Fund is a growth and income stock fund that seeks capital appreciation over the longer term. It invests in a broadly diversified group of financially strong companies with medium to large market capitalizations. These companies are frequently out of favor with investors, but have had good earnings growth records in the past and offer prospects for significant earnings and dividend growth, along with the prospect for capital appreciation. In the view of the investment manager, these stocks are currently undervalued and selling below their potential value.

                                                 Managed by NFJ Investment Group
                                                  (from October 1994-March 1995)
                                     Managed by Retirement System Investors Inc.
                                                (from April 1995-September 1995)

Emerging Growth Equity Fund

The Emerging Growth Equity Fund is a growth stock fund that seeks capital appreciation by investing primarily in smaller, relatively new companies that, in the view of the investment manager, have higher than average potential for earnings growth.

                                Managed by The Putnam Advisory Company, Inc. and
                                                         Friess Associates, Inc.

International Equity Fund

The International Equity Fund is a stock fund that invests primarily in stocks of companies headquartered in foreign countries in order to take advantage of opportunities outside the U.S. capital markets. Holdings are concentrated in the larger markets of Europe, Australia and the Far East. The Fund invests in companies whose current prices, in the view of the manager, do not reflect their true earnings potential, and in companies that are misperceived by investors, and therefore, are selling at "undervalued" prices. The Fund avoids investments in foreign markets with unacceptable political or economic risks.

                          Managed by Morgan Grenfell Investment Services Limited

                               FIXED-INCOME FUNDS

Intermediate-Term Bond Fund

The Intermediate-Term Bond Fund invests in high-quality, fixed-income securities that mature within ten years, or have expected average lives of ten years or less. At least 65% of the investments in this Fund are in U.S. Government or U.S. Government Agency issues which have the highest credit rating. At the time of purchase, at least 75% of the holdings must have a quality rating of "AA" or better, with a minimum quality rating of "A" for other holdings. This investment fund's goal is to achieve income and price appreciation.

                                     Managed by Retirement System Investors Inc.

Actively Managed Bond Fund

The Actively Managed Bond Fund invests in high-quality, fixed-income securities (bonds and other debt securities), with maturities out to 30 years. The Fund's investment managers frequently adjust the maturity structure of the portfolio to respond to perceived changes in the relative attractiveness of the fixed-income market. At the time of purchase, at least 75% of the investments in this Fund must have a quality rating of "AA" or better, with a minimum rating of "A" for other holdings, and at least 65% of the investments must be in U.S. Government or U.S. Government Agency issues. The Fund seeks to achieve both income and price appreciation.

                                     Managed by Retirement System Investors Inc.

Short-Term Investment Fund

The Short-Term Investment Fund invests in high-quality cash equivalent types of securities normally maturing in one year or less. While the funds may invest in U.S. Government instruments with maturities of up to two years, the maximum average maturity of the Fund's holdings will not exceed one year. This investment fund offers substantial liquidity and capital preservation.

                                     Managed by Retirement System Investors Inc.

                                   INVESTMENT
                                     REVIEW

Core Equity Fund

The Core Equity Fund seeks capital appreciation over the long term. The Fund invests in a broadly diversified group of high-quality, medium to large companies which the manager, Retirement System Investors Inc., believes are reasonably valued relative to their earnings growth potential.

Market Environment

Expanding world markets, the continued miniaturization of electronics, and the drive to enhance productivity continue to sustain robust demand for technology and communications products holdings. Consumer staples--particularly health care--benefited from cost reductions, dollar weakness, resumption of unit growth and a modest return of pricing power. The portfolio's fiscal 1995 results were also helped by below-average positions in the relatively weak consumer cyclicals and raw material areas, which suffered from weak unit growth and limited pricing flexibility.

     The Core Fund's results (see below) over the past fiscal year benefited from meaningful positions in large multi-national growth companies led by technology (25% of total fund assets) and consumer staple companies (19% of total). However, the Fund had a lower than market exposure to the financial sector (7% of total), which also had good returns.

Performance Results

     The Core Equity Fund produced a solid return of 31.32% for the one-year period ended September 30, 1995 and outperformed the S&P 500, an unmanaged representative index of the broad equity market (performance results are gross, since expenses are not applicable; this applies to all market index results that appear in this report), which posted a return of 29.72% for the same one-year period. Over the long term, the Fund continued to provide strong returns. For the ten years ended September 30, 1995, the Core Fund produced an average annual return of 15.15%, while the S&P 500 posted an average annual return of 15.99% for the same period.

                            Measuring Risk and Return
                           Core Equity Fund vs S&P 500

                        For 10-Year Period Ended 9/30/95


                                      [GRAPH]


This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Core Equity Fund and the Standard & Poor's 500 Index for the ten-year period ended 9/30/95. The S&P 500 Index is an unmanaged index of common stocks widely used as a measure of the broad equity market, and is a representative market index for this Fund.

Standard deviation is a statistical measure of volatility often used as a measure of risk. In general, the greater the standard deviation, the greater the tendency to vary from the average annual total return. By comparing the magnitude of the standard deviations, the relative volatility of each investment can be determined. A lower standard deviation reflects lower volatility.

                           Core Equity Fund vs S&P 500

                                     [GRAPH]





                                Growth of $10,000
                                -----------------

                                 Core Equity       S&P 500
                        1 year    $13,132          $12,972
                        5 year    $20,177          $22,153
                        10 year   $40,974          $44,067

                               Cumulative Returns
                               ------------------
                        1 year     31.32%           29.72%
                        5 year    101.77%          121.55%
                        10 year   309.74%          340.67%

                             Average Annual Returns
                             ----------------------
                        1 year     31.32%           29.72%
                        5 year     15.07%           17.25%
                        10 year    15.15%           15.99%

     It should be noted that the Core Equity Fund's annualized return for the ten years ended September 30, 1995, was achieved while taking less risk (as measured by standard deviation) than the S&P 500 (see chart on page 4). Because of the Fund's long-term view, the manager employs a buy and hold strategy, a strategy that has resulted in a relatively low portfolio turnover rate.

     When compared to Lipper's Growth and Income Funds grouping of mutual funds, the Core Equity Fund continued to maintain a superior record. For the one-year period ended September 30, 1995, the Fund's return of 31.32% was 824 basis points higher than the 23.08% return of its Lipper benchmark for the same period. This performance placed the Core Equity Fund in the top 5% of Lipper's Growth and Income Funds grouping of mutual funds. (The Fund ranked 17th out of 395 funds.) For the long-term period of ten years ended September 30, 1995, the Fund's average annual return of 15.15% was 1.40% higher than the 13.75% annualized return the Lipper benchmark posted for the same period, and ranked in the top 25% of the Lipper Growth and Income Funds grouping. (The Fund placed 29th out of 116 funds; this ranking is based on total return). Past performance is not a guarantee of future results.


Core Equity Fund vs Lipper Growth and Income Funds Average
For periods ended September 30, 1995
-------------------------------------------------------------------------------
                                                             Annualized
                                                       ------------------------
                                  1 Year               5 Years        10 Years
                                  ------               -------        --------
CORE EQUITY FUND(1)               31.32%                15.07%         15.15%

Lipper Growth & Income
 Funds Avg.(2)                    23.08                 16.08          13.75

(1) All performance results shown are net of management fees and all related investment expenses.

(2) Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.

-------------------------------------------------------------------------------

Value Equity Fund

The Value Equity Fund seeks income and capital appreciation by investing in a diversified portfolio of stocks with below average price-to-earnings (P/E) ratios and above average growth prospects. The portfolio has a dividend yield that is considerably higher than the market itself. The aim of the portfolio manager, Retirement System Investors Inc., is to produce above-market returns by choosing stocks whose price does not adequately reflect their ability to grow earnings and dividends over time.

     For fiscal 1995, the Value Fund was managed by NFJ Investment Group for the first six months and by Retirement System Investors Inc. (which was appointed manager effective April, 1995) for the second six months.

Market Environment

For the first quarter of fiscal 1995, value stocks were generally out-of-favor versus growth stocks. The market as a whole was flat (S&P 500 was -0.03%), but it was a period of strong performance in both technology and consumer staples issues, and the portfolio was hurt due to its lighter weightings in these two positively performing sectors. The second quarter was filled with optimism that the economy would continue to show strength and the broad equity markets were up substantially (i.e., the S&P 500, at +9.74% and the DJIA, at +9.17%), and both value and growth stocks performed well. The portfolio benefited nicely both from its stock holdings in technology, health care, energy and financials, and because low P/E, high yield and quality stocks did well during this period.

     For the second half of fiscal 1995, the Value Fund returned 14.53% while the Russell 1000 Value Index, a representative market index, returned 18.48%. During this period, the new manager (Retirement System Investors Inc.) was repositioning the Value Fund and finished the period with its largest exposures in utilities (including telephone), industrial capital goods providers, financials (principally banks), and consumer staples issues. The changes made to the portfolio reflect the current manager's philosophy of investing in high-quality companies selling at reasonable prices. Returns for the second half of the fiscal year were negatively affected by the speed with which the manager was able to reposition the portfolio away from consumer cyclical issues, such as troubled retailers in the midst of internal restucturings, and by the portfolio's exposure to the relatively weak performing energy sector. An underweighting in technology issues impeded performance versus market averages in the fiscal year. Second half returns benefited

                            Measuring Risk and Return
                              Value Equity Fund vs
                               Russell 1000 Value

                        For 10-Year Period Ended 9/30/95


                                     [GRAPH]


This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Value Equity Fund and the Russell 1000 Value for the ten-year period ended 9/30/95. The Russell 1000 Value is a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

from the portfolio's exposure to the utility sector, financials, and pharmaceutical companies.

Performance Results

For the one-year period ended September 30, 1995, the Value Equity Fund produced a return of 20.63%. For the same period, the Russell 1000 Value, an unmanaged representative index reflecting the performance of more than 600 stocks with a less-than-average growth orientation, posted a return of 27.69%. For the five- and ten-year periods ended September 30, 1995, the Value Equity Fund produced annual returns of 15.48% and 11.48%, respectively, compared to annualized returns of 18.16% and 15.39%, respectively, for the Russell 1000 Value. The Fund's risk profile, as measured by standard deviation, versus the market (Russell 1000 Value) is reflected in the chart on page 6.

     The Value Equity Fund's return of 20.63% for the one-year period ended September 30, 1995 trailed the 23.08% return of the Lipper Growth and Income Funds Average, a representative performance benchmark, for the same period. For the trailing five-year period, the Fund returned 15.48% per year versus 16.08%, annualized for the Lipper benchmark. Longer term (ten years ended September 30, 1995), the Fund's annualized return of 11.48% trailed the 13.75% annualized return produced by the Lipper Growth and Income Funds Average. Past performance is not a guarantee of future results.

                     Value Equity Fund vs Russell 1000 Value


                                     [GRAPH]


                       Value Equity Fund vs Lipper Growth
                            and Income Funds Average
                      For periods ended September 30, 1995

                                Growth of $10,000
                                -----------------

                                 Value Equity    Russell 1000
                                 ------------    ------------
                        1 year    $12,063          $12,769
                        5 year    $20,535          $23,038
                        10 year   $29,657          $41,832

                               Cumulative Returns
                               ------------------
                        1 year     20.63%           27.69%
                        5 year    105.35%          130.38%
                        10 year   196.57%          318.32%

                             Average Annual Returns
                             ----------------------
                        1 year     20.63%           27.69%
                        5 year     15.48%           18.16%
                        10 year    11.48%           15.39%

-------------------------------------------------------------------------------
                                                        Annualized
                                                   ----------------------
                                     1 Year        5 Years      10 Years
                                     ------        -------      ---------
VALUE EQUITY FUND(1)                 20.63%         15.48%        11.48%

Lipper Growth & Income Funds
 Avg.(2)                             23.08          16.08         13.75


1. All performance results shown are net of management fees and all related investment expenses.
2. Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.
-------------------------------------------------------------------------------

Emerging Growth Equity Fund

The Emerging Growth Equity Fund, a fund that has above-average volatility, seeks capital appreciation through investment in quality growth stocks of smaller companies--those in the $50 million to $750 million capitalization range at time of purchase.

Market Environment

For the one-year period ended September 30, 1995, the markets were influenced by improving economic growth, strong corporate earnings, declining interest rates and stable inflation. Early in the year, a weaker dollar and healthy economy favored larger capitalization multi-national and cyclically oriented issues. With investor confidence growing on the strength of the economy (in early 1995) and the dollar rebounding, small- to medium- capitalization stocks--which continued to record very strong earnings gains--performed particularly well. For the one year ended September 30, 1995, the Russell 2000, a representative index for this sector, produced a return of 23.36% (with over 85% of this result arising in the last two quarters of fiscal year 1995). Although strong in nominal terms, this index result was 636 basis points under the 29.72% return of the S&P 500, the broad U.S. equity market index. (For fiscal year 1994, the Russell 2000 return of 2.67% was more in line with the S&P 500, which returned 3.68%).

     The Emerging Growth Equity Fund continues to be managed by two investment managers. As of September 30, 1995, Friess Associates, Inc. ("Friess") was managing 58.9% of the assets of the Fund and The Putnam Advisory Company, Inc. ("Putnam") was managing the remaining 41.1%.

     Friess is a smaller market capitalization, aggressive growth-oriented manager. At September 30, 1995, Friess maintained over 81% of portfolio assets concentrated in the consumer staples, technology and capital goods sectors of the market. Concentrations in all three sectors rose as the year progressed, from 66% in aggregate at December 31, 1994 to the aggregate weighting noted at fiscal year end. At September 30, 1995, the portion of the Fund's portfolio managed by Friess held 72 stocks.

     Friess turned in a superior result for fiscal year 1995, with a gross return of 58.30%, or 34.94 percentage points higher than the Russell 2000. (For fiscal year 1994,


                            Measuring Risk and Return
                         Emerging Growth Equity Fund vs
                                  Russell 2000

                        For 10-Year Period Ended 9/30/95

                                     [GRAPH]


This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Emerging Growth Equity Fund and the Russell 2000 for the ten-year period ended 9/30/95. The Russell 2000 is a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

Friess's gross return of -3.58% underperformed versus the Russell 2000). Maintaining strategic locations in key geographic areas in the U.S. facilitates Friess's analysts in making direct contact with company managements, as well as with their customers, suppliers and competitors. This enables the analysts to identify those companies with dramatically positive sales and earnings growth, strong order flow, and important market share growth trends which are not always well understood by the investment market place in general. During the year, the manager dramatically increased exposure to numerous technology sectors--for example, data processing: software, peripherals, and services, which were in favor and translated into exceptionally positive investment returns. The portfolio was also helped by industry shifts into health care services and medical products.

     Putnam is a more conservative emerging growth company manager than Friess. It looks for superior achieving companies (that are reasonably priced) by evaluating the fundamental criteria, such as rapidly growing earnings, above-average return on equity, and low debt to total capitalization. The manager's diversified approach and large number of holdings aided the portfolio as many of the stocks held, met or exceeded earnings and growth expectations. While technology was the best performing sector throughout the year, specialty apparel companies, consumer services issues and radio, television and cable-related beneficiaries of pending telecommunications legislation were also meaningful contributors to Putnam's performance success. (Putnam's gross return for its portion of the Fund for fiscal year 1995 was 38.08% versus 13.28% for fiscal year 1994 and, in both years, the manager significantly outperformed the market).

     At the end of the fiscal year, the top three sectors for Putnam were consumer cyclicals, consumer staples and technology, with an aggregate concentration of 84% of the portfolio assets. On September 30, 1995, the portion of the Fund's portfolio managed by Putnam held 152 stocks, of which only five overlapped with the holdings of Friess. Accordingly, the Fund continues to reflect a highly diversified position.

                   Emerging Growth Equity Fund vs Russell 2000

                                    [CHART]



                                Growth of $10,000
                                -----------------

                               Emerging Growth      Russell
                                   Equity            2000
                               ---------------      -------
                     1 year       $14,622           $12,336
                     5 year       $35,124           $26,657
                    10 year       $46,167           $33,220

                               Cumulative Returns
                               ------------------
                     1 year        46.22%            23.36%
                     5 year       251.24%           166.57%
                    10 year       361.67%           232.20%

                             Average Annual Returns
                             ----------------------
                     1 year        46.22%            23.36%
                     5 year        28.56%            21.66%
                    10 year        16.53%            12.76%

Performance Results

The Emerging Growth Equity Fund achieved a return of 46.22% for the one-year period ended September 30, 1995, more than 22 percentage points higher than the 23.36% return for the Russell 2000. Over the long term, the Fund also outperformed the Russell 2000. For the ten-year period ended September 30, 1995, the Emerging Growth Fund achieved an average return of 16.53% per year, compared to the 12.76% return per year for the Russell 2000. The Fund outperformed the Russell 2000 while taking only slightly more risk (as measured by standard deviation) than the Russell 2000 index (see chart on page 8).

     The Emerging Growth Fund has also maintained a performance advantage over its benchmark, the Lipper Small Company Growth Funds Average. For the one-year period ended September 30, 1995, the Emerging Growth Fund achieved an outstanding return of 46.22%, or 17.29 percentage points greater than the Lipper Small Company Growth Funds Average of 28.93%. This return placed the Emerging Growth Fund in the top 11% of mutual funds in the Lipper Small Company Growth Funds grouping. (The Fund ranked 29th out of 288 funds.) For the trailing five years, the Fund's annualized return of 28.56% also ranked very high in the applicable Lipper universe, with a top 13% achievement (10th out of 79 funds). Rankings are based on total returns. Over the long term (ten years ended September 30, 1995), Emerging Growth maintained its performance advantage, with an annualized return of 16.53%, versus the 15.51% per year return of the Lipper benchmark. Past performance is not a guarantee of future results.

Emerging Growth Equity Funds vs Lipper Small Company Growth Funds Average
For periods ended September 30, 1995
-------------------------------------------------------------------------------

                                                                Annualized
                                                          ---------------------
                                                1 Year    5 Years      10 Years
                                                ------    -------      --------
EMERGING GROWTH EQUITY FUND(1)                  46.22%     28.56%       16.53%

Lipper Small Company Growth Funds Avg.(2)       28.93      23.04        15.51

(1) All performance results shown are net of management fees and all related investment expenses.

(2) Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.

-------------------------------------------------------------------------------

International Equity Fund

The International Equity Fund seeks capital appreciation over time by investing in stocks that are headquartered in foreign countries to take advantage of opportunities outside the U.S. capital markets. While holdings are principally concentrated in the larger markets abroad (including small capitalization companies), some investments are also made in emerging markets. The portfolio manager, Morgan Grenfell Investment Services Ltd. (Morgan Grenfell), looks for companies whose current prices, in their view, do not reflect their true earnings potential and for stocks that are misperceived by investors and therefore, are selling at undervalued prices.

Market Environment

Over the past year, most international markets compared unfavorably with the domestic U.S. equity market. (This was particularly true for the emerging markets, as reflected in the MSCI Emerging Free Index, which was down 18.01% for fiscal 1995.) However, there were some exceptions with Sweden (at +45%) and Finland (at +54%) benefiting from weaker currencies and particularly attractive technology and cyclical stocks. For fiscal year 1995, the non-U.S. stock markets, as measured by the MSCI EAFE Index, returned 5.80% versus the S&P 500 index, which rose 29.72%. (The situation was reversed in fiscal 1994 when the MSCI EAFE Index was up 9.79%, while the S&P 500 returned 3.68%.)

     Throughout much of the year, the weakness of the U.S. dollar had a major impact on the portfolio manager's performance, particularly in Japan, where anticipated profit improvements were put on hold as the Yen reached a post-war high of 79.8 to the dollar. A subsequent rebound in the exchange rate, triggered by coordinated interest rate cuts in the U.S. and Japan and massive intervention by the Bank of Japan, led to a significant recovery. Portfolio management did hedge the Yen throughout the period, and gained added performance as a result of this activity. In addition, the portfolio holdings in emerging markets was nominal throughout the year, and this underweighting also was beneficial. At September 30, 1995, the Fund had a 6% weighting in emerging markets with holdings in Mexico, Malaysia, South Korea and Singapore. (Morgan Grenfell finished the year ahead of the index with a gross return of 7.73% for the International Equity Fund.)


                            Measuring Risk and Return

                          International Equity Fund vs
                                    MSCI EAFE

                        For 10-Year Period Ended 9/30/95

                                     [GRAPH]

This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the International Equity Fund and the MSCI EAFE for the ten-year period ended 9/30/95. The MSCI EAFE is a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

     At fiscal year end, the International Fund had a weighting of 33.8% in Japan versus the MSCI EAFE index weighting of 40.8%, a 29.7% weighting in Continental Europe (principally in Germany, France, Holland, Sweden and Switzerland) versus the index weighting of 32.8% and a market weighting in the United Kingdom of 16.6%.

                     International Equity Fund vs MSCI EAFE



                                     [GRAPH]


                                Growth of $10,000
                                -----------------

                                International        MSCI
                                   Equity            EAFE
                                -------------        ----
                   1 year         $10,570          $10,580
                   5 year         $15,903          $16,619
                  10 year         $34,092          $40,127

                               Cumulative Returns
                               ------------------
                   1 year           5.70%            5.80%
                   5 year          59.03%           66.19%
                  10 year         240.92%          301.27%

                             Average Annual Returns
                             ----------------------
                   1 year           5.70%            5.80%
                   5 year           9.72%           10.69%
                  10 year          13.05%           14.91%


Performance Results

For the one-year period ended September 30, 1995, the International Equity Fund provided a return of 5.70%, comparable to the MSCI EAFE Index return of 5.80%. For the ten years ended September 30, 1995, the International Fund produced an annualized return of 13.05%, trailing the MSCI EAFE Index per year return of 14.91%. However, the Fund had a much lower risk exposure, as measured by standard deviation, than the MSCI EAFE Index during this period (see chart on page 11).

     The International Equity Fund's return of 5.70% for the one-year period ended September 30, 1995 outpaced by more than two percentage points the 3.12% return of the Lipper International Funds Average, the Fund's benchmark. This one-year return ranked the Fund in the top 33% of its Lipper grouping (73rd out of 222 funds; this ranking is based on total return). For the ten-year period ended September 30, 1995, the International Fund posted an annualized return of 13.05% versus an annualized return of 14.40% for the Lipper benchmark. Past performance is not a guarantee of future results.

International Equity Fund vs Lipper International Funds Average
For periods ended September 30, 1995
--------------------------------------------------------------------------------

                                                                Annualized
                                                         -----------------------
                                            1 Year       5 Years        10 Years
                                            ------       -------        --------
   INTERNATIONAL EQUITY FUND(1)              5.70%         9.72%         13.05%
   Lipper International Funds Avg.(2)        3.12         10.90          14.40


(1) All performance results shown are net of management fees and all related investment expenses.
(2) Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.

--------------------------------------------------------------------------------

Actively Managed Bond Fund

The Actively Managed Bond Fund invests in high-quality, fixed-income securities (bonds and other debt securities) with maturities of up to 30 years. Since August 2, 1993, the Fund has been managed exclusively by Retirement System Investors Inc.

Market Environment

The environment for fixed-income investors improved substantially during the fiscal year ended September 30, 1995, as interest rates declined in the intermediate and longer sectors of the yield curve. The bond market's rally began in November of last year, and strengthened as investors perceived that the economy was slowing and inflationary pressures would be contained. The market for bonds was further improved by a promise from a more conservative Congress to reduce government spending and eventually balance the budget by low money supply growth, and by sluggish foreign economies. During the fiscal year, the 30-year Treasury declined from 7.8% to 6.5%, the ten-year Treasury from 7.6% to 6.2%, the five year from 7.3% to 6.0%, and the two year from 6.6% to 5.8%.

     The performance of fixed-income investments varied substantially with duration in fiscal 1995. Longer durations and a flattening yield curve raised prices and total return as investors extended out the curve. The yield spread between the three-month Treasury bill and the 30-year bond narrowed to 109 basis points at the end of fiscal 1995, from 305 basis points the year before. Short interest rates moved higher late in 1994 and early 1995 before drifting lower, while the rest of the yield curve declined more sharply this year. Within fixed-income sectors, long duration Governments and non-callable corporates outperformed mortgages and other callable issues in fiscal 1995.

     The Actively Managed Bond Fund began fiscal 1995 with a duration of 4.6 years, which was gradually raised to 4.9 years by May, before drifting back to
4.6 years at September 30, 1995. The Lehman Brothers Aggregate Bond Index also had a modified duration of 4.6 years at the end of fiscal 1995. Investment changes during the year primarily consisted of buying discount callable Federal agency issues maturing in five to 15 years, at yields of 55 to 70 basis points over the comparable Treasury. The source of funds was cash on hand and cash inflows during the year.


                            Measuring Risk and Return

                          Actively Managed Bond Fund vs
                      Lehman Brothers Aggregate Bond Index

                        For 10-Year Period Ended 9/30/95


                                    [GRAPH]


     This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Actively Managed Bond Fund and the Lehman Bros. Aggregate Bond Index for the ten-year period ended 9/30/95. Lehman Bros. is a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

     The Fund maintains high quality with 52% in U.S. Treasuries, 15% in Federal agency notes and bonds, 13% in Federal agency mortgage pass thrus, 12% in agency collateralized mortgage obligation PACs, 6% in corporates, and 2% in cash as of fiscal year end. All holdings must have a quality rating of "A" or better.


                 Actively Managed Bond Fund vs Lehman Brothers
                              Aggregate Bond Index


                                     [GRAPH]


                                Growth of $10,000
                                -----------------
                                  Actively
                                   Managed         LB Agg.
                                  Bond Fund      Bond Index
                                 ----------      ----------
                     1 year       $11,351          $11,405
                     5 year       $16,041          $15,851
                     10 year      $24,159          $25,913

                               Cumulative Returns
                               ------------------
                     1 year        13.51%           14.06%
                     5 year        60.41%           58.51%
                     10 year      141.59%          159.13%

                             Average Annual Returns
                             ----------------------
                     1 year        13.51%           14.06%
                     5 year         9.91%            9.65%
                     10 year        9.22%            9.99%

Performance Results

The Actively Managed Bond Fund posted a return of 13.51% for the one-year period ended September 30, 1995. The Lehman Brothers Aggregate Bond Index, a representative market index, achieved a return of 14.06% for the same period. Over the longer term (ten years ended September 30, 1995), the Fund had a return of 9.22% per year, versus the 9.99% annualized return of the Lehman Brothers Aggregate Bond Index. During this ten-year period, the Fund's risk profile, as measured by standard deviation, was about 14% greater than the market index (see chart on page 13).

     The Actively Managed Bond Fund outperformed its Lipper benchmark, the U.S. Government Bond Funds Average, for the one-year period ended September 30, 1995, with a return of 13.51%, compared to the 12.74% return of the benchmark. With this return, the Fund achieved a top 32% ranking within its Lipper grouping. For the trailing five years, the Fund's annualized return of 9.91% exceeded the Lipper benchmark's annualized return of 8.58% by 133 basis points per year, and ranked in the top 14% of its Lipper grouping (10th out of 76 funds). Over the long term (ten years ended September 30, 1995), the Fund continued to outpace the benchmark, with a 9.22% annualized return, versus an 8.36% per year return for the benchmark. The Fund also achieved a top 24% ranking in the Lipper U.S. Government Bond Funds Grouping (6th out of 26 funds for this period). Rankings are based on total return. Past performance is not a guarantee of future results.

Actively Managed Bond Fund vs Lipper U.S. Government Bond Funds Average
For periods ended September 30, 1995
--------------------------------------------------------------------------------
                                                                Annualized
                                                           --------------------
                                                1 Year     5 Years     10 Years
                                                ------     -------     --------
 ACTIVELY MANAGED BOND FUND(1)                  13.51%      9.91%        9.22%
 Lipper U.S. Government Bond Funds Avg.(2)      12.74       8.58         8.36

(1) All performance results shown are net of management fees and all related investment expenses.
(2) Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.

-------------------------------------------------------------------------------

Intermediate-Term Bond Fund

The Intermediate-Term Bond Fund invests in high-quality, fixed-income securities that mature within ten years or have expected average lives of ten years or less. It is managed by Retirement System Investors Inc.

Market Environment

The positive environment for fixed-income investors (as discussed under the Actively Managed Bond Fund) also helped the Intermediate-Term Bond Fund, but to a smaller degree than the Actively Managed Bond Fund, because of the Intermediate Fund's lower duration and volatility. The duration of the Fund held at around 3.1 years during fiscal 1995, compared with a modified duration of 3.0 years for the Lehman Brothers Government Intermediate Bond Index, a representative market proxy for the Fund.

     The Intermediate-Term Bond Fund maintained an emphasis on high-quality, fixed-income investments during the one-year period covered by this report. At the end of the year, 94% of the holdings were in AAA securities, including 44% in U.S. Treasuries and 29% in agency mortgage pass thrus and short collateralized mortgage obligation PACs, 18% in Federal agency notes and bonds and 2.5% invested in Repos collateralized by U.S. Treasuries. The remaining 6% was invested in corporates. (The quality of holdings is restricted to "A" or better, and at least 65% of holdings must be U.S. Government or agency issues.)

                            Measuring Risk and Return

                         Intermediate-Term Bond Fund vs
                           Lehman Brothers Government-
                             Intermediate Bond Index

                        For 10-Year Period Ended 9/30/95


                                     [GRAPH]


This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Intermediate-Term Bond Fund and the Lehman Bros. Government-Intermediate Bond Index for the ten-year period ended 9/30/95. Lehman Bros. is a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

                 Intermediate-Term Bond Fund vs Lehman Brothers
                       Government-Intermediate Bond Index



                                    [GRAPH]



                                Growth of $10,000
                                -----------------
                                Intermediate-
                                   Term            LB Gov't-Inter.
                                 Bond Fund           Bond Index
                                -------------      ---------------
                     1 year       $11,028             $11,060
                     5 year       $14,665             $14,981
                    10 year       $22,952             $23,346

                               Cumulative Returns
                               ------------------
                     1 year        10.28%              10.61%
                     5 year        46.65%              49.81%
                    10 year       129.52%             133.46%

                             Average Annual Returns
                             ----------------------
                     1 year        10.28%              10.61%
                     5 year         7.96%               8.42%
                    10 year         8.66%               8.85%


Performance Results

The Intermediate-Term Bond Fund posted a return of 10.28% for the one-year period ended September 30, 1995, versus the 10.61% return for the Lehman Brothers Government-Intermediate Bond Index, a representative market index. For the ten-year period ended September 30, 1995, the Intermediate-Term Bond Fund achieved an annual return of 8.66%, while the market returned 8.85% per year. Both the Fund and the market index had similar risk profiles, as measured by standard deviation, during this period (see chart on page 15).

     For the one-year period ended September 30, 1995, the Fund had a return of 10.28%, versus 11.34% for the Lipper Intermediate (5 to 10 years maturity) U.S. Government Funds Average, the Fund's performance benchmark. Over the long term (ten years ended September 30, 1995), the Fund outpaced the Lipper benchmark by 0.43% per year--8.66% per year versus 8.23%, annualized, respectively. Past performance is not a guarantee of future results.

Intermediate-Term Bond Fund vs Lipper Intermediate U.S. Government Funds Avg. For periods ended September 30, 1995
--------------------------------------------------------------------------------

                                                              Annualized
                                                        -----------------------
                                         1 Year         5 Years       10 Years
                                         ------         -------       --------
 INTERMEDIATE-TERM BOND FUND(1)          10.28%          7.96%         8.66%

 Lipper Intermediate (5 to 10 years
   maturity) U.S. Gov't. Funds Avg.(2)   11.34           8.12          8.23

(1) All performance results shown are net of management fees and all related investment expenses.
(2) Lipper Analytical Services is an independent reporting service that measures the performance of most U.S. mutual funds. The performance results reflect an unmanaged index and are net of all expenses other than sales charges and redemption fees.

-------------------------------------------------------------------------------

Short-Term Investment Fund

The Short-Term Investment Fund, managed by Retirement System Investors Inc., invests in high-quality, cash equivalent-type securities maturing in one year or less, and U.S. Government instruments with maturities of up to two years. The portfolio's maximum average maturity is one year.

Market Environment

Short-term interest rates continued to move higher in the last quarter of 1994 and early 1995 as the Federal Reserve ratcheted the Fed Funds' rate from 4.75% at the end of September 1994 to 6.0% in February 1995. Investors then began to perceive a slowing in the economy, which could restrain further tightening by the Fed, and money market rates subsequently drifted lower. After the Fed cut the Fed Funds' rate early in July, from 6.0% to 5.75%, money market rates declined more sharply on anticipation of further Fed easing. The 90-day Treasury bill rose from 4.77% at September 30, 1994 to 5.99% in January, 1995, and eased to 5.41% on September 30, 1995.

     The Short-Term Investment Fund's average maturity varied during the fiscal year depending on the perceived direction of interest rates. Average maturity of 28 days on September 30, 1994 shrank to 15 days in January, 1995, and extended to 78 days on September 30, 1995, in line with declining rates. The Fund's maturity benchmark, the Donoghue All-Taxable Money Funds Average, varied from 41 days in September, 1994, to 35 days in January, and 54 days in September, 1995.

     Short intersector yield spreads (e.g., one-month commercial paper versus two-year Treasury note) narrowed from 188 basis points on September 30, 1994 to 10 basis point on September 30, 1995. Most other intersector spreads also narrowed as the front end of the yield curve flattened during fiscal 1995. Investment changes during the fiscal year included raising holdings of discount callable Federal agencies to improve yield. U.S. Treasuries and commercial paper were reduced. The high quality of the Fund was maintained with 93% of holdings rated "AA" or better at year end.

                            Measuring Risk and Return

                          Short-Term Investment Fund vs
                           90-Day U.S. Treasury Bills

                        For 10-Year Period Ended 9/30/95


                                     [GRAPH]


This chart compares the historical average annual total return and the risk (as measured by the standard deviation) of the Short-Term Investment Fund and the 90-Day U.S. Treasury Bills for the ten-year period ended 9/30/95. T-Bills are a representative market index for this Fund. See the Core Equity Fund chart (p. 4) for a definition of standard deviation.

                          Short-Term Investment Fund vs
                              90-Day Treasury Bills



                                     [GRAPH]



                                Growth of $10,000
                                -----------------

                           Short-Term      90-Day
                           Investment  Treasury Bills
                           ----------  --------------
                1 year      $10,517      $10,560
                5 year      $12,229      $12,481
               10 year      $17,550      $17,541

                               Cumulative Returns
                               ------------------
               1 year        5.17%        5.60%
               5 year       22.29%       24.81%
              10 year       75.50%       75.14%

                             Average Annual Returns
                             ----------------------
               1 year        5.17%       5.60%
               5 year        4.11%       4.53%
              10 year        5.79%       5.76%


Performance Results

For the one-year period ended September 30, 1995, the Short-Term Investment Fund returned 5.17% versus the 5.35% for the Donoghue All-Taxable Money Funds Average (an unmanaged index of money funds that reflects performance after fees and expenses are taken out). The 90-Day U.S. Treasury Bill (an unmanaged index which provides a representative proxy for the short-term fixed-income securities market) returned 5.60% for this period.

     The Fund's 5.79% annualized return for the ten-year period ended September 30, 1995 was slightly higher than the 5.75% per year return of the Donoghue benchmark and the 5.76% annualized return of 90-Day Treasury Bills for the same period. Both the Fund and the 90-Day Treasury Bills had extremely low risk profiles, as measured by standard deviation, during this period (see chart on page 17). Past performance is not a guarantee of future results.

Short-Term Investment Fund vs Donoghue All Taxable Money Funds Average
For periods ended September 30, 1995
-------------------------------------------------------------------------------
                                                                Annualized
                                                          ----------------------
                                           1 Year         5 Years       10 Years
                                           ------         -------       --------
SHORT-TERM INVESTMENT FUND1                 5.17%          4.11%         5.79%
Donoghue All Taxable Money Funds Avg.2      5.35           4.31          5.75

1. All performance results shown are net of management fees and all related investment expenses.
2. Reported by the Donoghue Money Fund Reporting Service. The performance results reflect an unmanaged index, and are net, since expenses are applicable.

-------------------------------------------------------------------------------

Dedicated Bond Fund

The Dedicated Bond Fund currently has no unitholders. However, since the Fund remains open to investors, we are required to provide investment information about the Fund.

     The Fund may be used by employers to cover future retirement benefits for a defined group of retirees by matching plan assets to liabilities. The Fund seeks to achieve a target rate of return for each employer's portfolio (i.e., the life of the retiree liability) that is competitive with the long-term, high-quality bond yields at the time the employer allocates assets to the Fund. It provides a predictable cash flow which, for this Fund, is more important than attempting to maximize yield in the selection of fixed-income securities.

     The following shows the historical performance of the Fund through April 1992 (when the last investor withdrew from the Fund), as compared to the Lehman Brothers Government/Corporate Bond Index.

                     Dedicated Bond Fund vs Lehman Brothers
                         Government/Corporate Bond Index


                                     [GRAPH]


                               Growth of $10,000*
                               ------------------
                                   Dedicated         LB Gov't./Corp.
                                   Bond Fund           Bond Index
                                  ------------        ------------
                 1 year            $11,080              $11,078
                 5 year            $15,840              $15,860
                 Inception**       $19,989              $19,877

                               Cumulative Returns*
                               -------------------
                 1 year             10.80%              10.78%
                 5 year             58.40%              58.60%
                 Inception**        99.90%              98.77%

                             Average Annual Returns*
                             -----------------------
                 1 year             10.80%              10.78%
                 5 year              9.64%               9.66%
                 Inception**        10.67%              10.58%


                 * All periods ended 4/30/92
                ** Inception 7/1/85

                     [This page is intentionally left blank]

                                    COMBINED
                              FINANCIAL STATEMENTS

RSI Retirement Trust

Combined Statement of Assets and Liabilities                September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
 Investments in securities at value (Cost
  $471,068,343)--Note 2(A)                                          $595,619,475
 Cash                                                                  1,444,784
 Receivable for investments sold                                       2,700,882
 Receivable for units sold                                               385,820
 Dividends and interest receivable                                     3,910,089
 Other assets                                                            112,127
 Net gain on forward foreign currency contracts                          189,208
                                                                   -------------
                                                                     604,362,385

LIABILITIES:
 Payable for investments purchased                $ 5,968,633
 Payable for units redeemed                           103,161
 Payable to investment managers                       274,406
 Accrued expenses                                     512,954          6,859,154
                                                  -----------       ------------
NET ASSETS--Note 5                                                  $597,503,231
                                                                    ============


Combined Statement of Operations                   Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
 Income:

  Interest                                        $18,604,773
  Dividends                                         5,689,869
                                                  -----------
   Total Income                                                     $ 24,294,642
 Expenses:
  Investment managers' fees--Note 3(A)              2,842,060
  Shareholder servicing fees and
   expenses--Note 3(B)                              2,392,316
  Custodian fees and expenses                         322,109
  Legal and auditing fees                             141,857
  Consultant fees                                      75,273
  Trustees' fees and expenses--Note 3(C)              165,144
  Other                                               277,570
                                                  -----------
  Total Expenses                                    6,216,329
  Less fees paid indirectly--Note 4                   (58,279)
  Less expense reimbursement--Note 3(A)              (102,392)
                                                  -----------
   Net Expenses                                                        6,055,658
                                                                    ------------
  INVESTMENT INCOME--NET                                              18,238,984

REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND FOREIGN CURRENCIES--Note 4:
 Net realized gain (loss) on:

  Investments                                      19,920,828
  Foreign currency transactions                      (114,853)
                                                  -----------
                                                   19,805,975
                                                  -----------

 Unrealized appreciation (depreciation) on:

  Investments                                      66,222,403
  Foreign currency translation of other assets
   and liabilities                                    204,579
                                                  -----------
                                                   66,426,982
                                                  -----------


 NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  AND FOREIGN CURRENCIES                                              86,232,957
                                                                    ------------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $104,471,941
                                                                    ============

See Notes to Financial Statements

Combined Statement of Changes in Net Assets
--------------------------------------------------------

                                                 Year Ended       Year Ended
                                                  9/30/95          9/30/94
                                                 ----------      -----------
OPERATIONS

  Investment income--net                      $  18,238,984      $ 16,365,895
  Net realized gain                              19,805,975        18,184,703
  Net realized appreciation (depreciation)       66,426,982       (34,441,978)
                                              -------------      ------------
  Net increase in net assets resulting from
   operations                                   104,471,941           108,620
                                              -------------      ------------

CAPITAL TRANSACTIONS--Note 5

  Value of units sold                            91,722,398        94,578,019
  Value of units redeemed                      (108,767,059)     (127,116,659)
                                               ------------      ------------
  Net (decrease) in net assets resulting
   from capital transactions                     (17,044,661)      (32,538,640)
                                               -------------     -------------
  Net increase (decrease)                         87,427,280       (32,430,020)
NET ASSETS at beginning of year                  510,075,951       542,505,971
                                               -------------     -------------
NET ASSETS at end of year                      $ 597,503,231     $ 510,075,951
                                               =============     =============


See Notes to Financial Statements

                              FINANCIAL STATEMENTS
                              OF INVESTMENT FUNDS

Core Equity Fund
Statement of Investments                                      September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                 Value
------                                                                 -----
COMMON STOCKS                                       89.0%

           AEROSPACE                                        4.5%
  127,800  Lockheed Martin Corp.                                    $ 8,578,575
                                                                    -----------
           AUTOMOTIVE & PARTS                               1.3%
   36,400  Arvin Industries Inc.                                        778,050
   33,281  Chrysler Corp.                                             1,763,893
                                                                    -----------
                                                                      2,541,943
                                                                    -----------
           BANKS                                            0.3%
    3,500  Chase Manhattan Corp.                                        213,937
    5,300  Citicorp                                                     374,975
                                                                    -----------
                                                                        588,912
                                                                    -----------
           BASIC MATERIALS                                  2.8%
   37,800  E.I. Du Pont de Nemours & Company                          2,598,750
   24,800  Phelps Dodge Corp.                                         1,553,100
   19,300  Union Camp Corp.                                           1,112,163
                                                                    -----------
                                                                      5,264,013
                                                                    -----------
           BROADCASTING AND PUBLISHING                      0.2%
   22,550  Comcast Corp Special-CL A                                    451,000
                                                                    -----------
           BUILDING PRODUCTS                                2.8%
   87,000  Armstrong World Industries Inc.                            4,828,500
   23,000  Martin Marietta Materials                                    451,375
                                                                    -----------
                                                                      5,279,875
                                                                    -----------
           DATA PROCESSING SERVICES                         3.4%
   11,500  Cisco Systems Inc.*                                          793,500
    2,600  FORE Systems Inc.*                                            95,550
  142,800  Oracle Corp.*                                              5,479,950
                                                                    -----------
                                                                      6,369,000
                                                                    -----------
           DRUG AND HEALTH CARE                            13.5%
  181,000  Johnson & Johnson                                         13,416,625
  176,900  Merck & Company Inc.                                       9,906,400
   42,400  Pfizer Inc.                                                2,263,100
                                                                    -----------
                                                                     25,586,125
                                                                    -----------
           ELECTRONICS AND ELECTRICAL
           EQUIPMENT                                       11.6%
   51,600  Emerson Electric Company                                   3,689,400
  108,200  General Electric Company                                   6,897,750
   39,600  Hewlett Packard Corp.                                      3,301,650
  131,700  Intel Corp.                                                7,918,463
                                                                    -----------
                                                                     21,807,263
                                                                    -----------
           ENERGY                                           8.7%
   40,400  Amoco Corp.                                                2,590,650
  143,000  Dresser Industries Inc.                                    3,414,124
   46,000  Royal Dutch Petroleum Company                              5,646,500
   76,000  Texaco Inc.                                                4,911,500
                                                                    -----------
                                                                     16,562,774
                                                                    -----------
See Notes to Financial Statements
                                       23

Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                 Value
------                                                                 -----
           ENGINEERING AND CONSTRUCTION                     3.9%
  132,900  Fluor Corp.                                             $  7,442,400
                                                                   ------------
           FINANCE                                          7.1%
   90,600  Federal National Mortgage Association                      9,377,100
   54,000  Morgan (J.P.) & Company Inc.                               4,178,250
                                                                   ------------
                                                                     13,555,350
                                                                   ------------
           HOUSEHOLD PRODUCTS                               3.8%
   94,600  Procter & Gamble Company                                   7,284,200
                                                                   ------------
           MACHINERY                                        1.4%
    7,500  Cincinnati Milacron Inc.                                     236,250
   66,600  Ingersoll-Rand Company                                     2,497,500
                                                                   ------------
                                                                      2,733,750
                                                                   ------------
           OFFICE AND BUSINESS EQUIPMENT                    1.6%
   23,100  Xerox Corp.                                                3,104,063
                                                                   ------------
           OTHER                                            2.2%
   43,500  Allied Signal Inc.                                         1,919,437
   28,000  Philip Morris Companies Inc.                               2,338,000
                                                                   ------------
                                                                      4,257,437
                                                                   ------------
           SOFTWARE PRODUCTS                                3.9%
      300  Broderbund Software Inc.*                                     22,837
  120,000  Informix Corp.*                                            3,900,000
   39,000  Microsoft Corp.*                                           3,529,500
                                                                   ------------
                                                                      7,452,337
                                                                   ------------
           TELECOMMUNICATIONS                              16.0%
  187,600  American Telephone & Telegraph Corp.                      12,334,700
  113,600  DSC Communications Corp.*                                  6,730,800
  201,700  GTE Corp.                                                  7,916,725
   30,700  Motorola Inc.                                              2,344,713
   21,000  Tellabs Inc.*                                                884,625
                                                                   ------------
                                                                     30,211,563
                                                                   ------------
Total Common Stocks (Cost $79,113,387)                             $169,070,580
                                                                   ------------
*Denotes non-income producing security


Principal
  Amount                                                               Value
---------                                                              -----
SHORT-TERM INVESTMENTS                                     10.5%
             REPURCHASE AGREEMENT
$19,986,261  Bear, Stearns & Co. Inc. Dated
              9/29/1995 6.30% Due 10/2/1995
              Collateralized by 707,000 United States
              Treasury Strips Due 2/15/2009 and
              121,070,000 United States Treasury
              Bonds Due 8/15/2022 (Value $20,386,412)              $ 19,986,261
                                                                   ------------
Total Investments (Cost $99,099,648)                        99.5%  $189,056,841
Other Assets, Less Liabilities                               0.5%       884,758
                                                           -----   ------------
Net Assets                                                 100.0%  $189,941,599
                                                           =====   ============

See Notes to Financial Statements
                                       24

Core Equity Fund
Statement of Assets and Liabilities                           September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
  Investments in securities at value
    (Cost $99,099,648)--Note 2(A)                                  $189,056,841
  Receivable for investments sold                                       403,317
  Receivable for units sold                                             195,444
  Dividends and interest receivable                                     605,676
  Other assets                                                           27,320
                                                                   ------------
                                                                    190,288,598

LIABILITIES:
  Payable for investments purchased                $   177,240
  Payable for units redeemed                             5,082
  Payable to investment manager                         81,087
  Accrued expenses                                      83,590          346,999
                                                   -----------     ------------
NET ASSETS at value, applicable to 4,066,258
  outstanding units of beneficial interest--Note 5                 $189,941,599
                                                                   ============
NET ASSET VALUE, offering and redemption price per
  unit ($189,941,599 divided by 4,066,258 units)                   $      46.71
                                                                   ============


Statement of Operations                            Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
  Income:
    Dividends                                      $ 3,598,141
    Interest                                           934,874
                                                   -----------
      Total Income                                                 $  4,533,015
  Expenses:
    Investment manager's fees--Note 3(A)               847,061
    Shareholder servicing fees and expenses--
      Note 3(B)                                        568,824
    Custodian fees and expenses                         39,000
    Legal and auditing fees                             21,199
    Consultant fees                                     11,216
    Trustees' fees and expenses--Note 3(C)              20,606
    Other                                               60,508
                                                   -----------
      Total Expenses                                                  1,568,414
                                                                   ------------
INVESTMENT INCOME--NET                                                2,964,601

REALIZED AND UNREALIZED GAIN ON
  INVESTMENTS--Note 4:
  Net realized gain on investments                   2,812,350
  Unrealized appreciation on investments            39,148,975
                                                   -----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                      41,961,325
                                                                   ------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $ 44,925,926
                                                                   ============

See Notes to Financial Statements
                                       25

Statements of Changes in Net Assets
--------------------------------------------------------------------------------
                                                     Year Ended     Year Ended
                                                       9/30/95        9/30/94
                                                    ------------   -------------
OPERATIONS:
  Investment income--net                            $  2,964,601   $  2,199,351
  Net realized gain on investments                     2,812,350      5,746,741
  Unrealized appreciation (depreciation)
    on investments                                    39,148,975     (3,437,517)
                                                    ------------   ------------
  Net increase in net assets resulting
    from operations                                   44,925,926      4,508,575
                                                    ------------   ------------
CAPITAL TRANSACTIONS--Note 5:
  Value of units sold                                 28,004,631     19,983,360
  Value of units redeemed                            (24,532,607)   (29,085,529)
                                                    ------------   ------------
  Net increase (decrease) in net assets
    resulting from capital transactions                3,472,024     (9,102,169)
                                                    ------------   ------------
  Net increase (decrease)                             48,397,950     (4,593,594)
NET ASSETS at beginning of year                      141,543,649    146,137,243
                                                    ------------   ------------
NET ASSETS at end of year                           $189,941,599   $141,543,649
                                                    ============   ============

See Notes to Financial Statements
                                       26

Value Equity Fund
Statement of Investments                                      September 30, 1995
--------------------------------------------------------------------------------

Shares                                                                 Value
------                                                                 -----
COMMON STOCKS                                       88.8%

           AEROSPACE                                         3.1%
   16,600  Lockheed Martin Corp.                                     $1,114,275
    4,200  Northrop Grumman Corp.                                       255,675
                                                                     ----------
                                                                      1,369,950
                                                                     ----------
           AUTOMOBILES                                       2.9%
    9,531  Chrysler Corp.                                               505,143
   25,200  Ford Motor Company                                           784,350
                                                                     ----------
                                                                      1,289,493
                                                                     ----------
           BANKS                                             8.4%
   23,400  Chase Manhattan Corp.                                      1,430,324
   17,300  Citicorp                                                   1,223,975
   23,000  Mellon Bank Corp.                                          1,026,375
                                                                     ----------
                                                                      3,680,674
                                                                     ----------
           BUILDING PRODUCTS                                 1.3%
   10,000  Armstrong World Industries Inc.                              555,000
                                                                     ----------
           CHEMICALS                                         1.8%
   11,700  E.I. Du Pont De Nemours & Company                            804,375
                                                                     ----------
           CONSUMER GOODS AND SERVICES                       0.9%
   23,600  Maytag Corp.                                                 413,000
                                                                     ----------
           DRUG AND HEALTH CARE                              7.2%
    9,700  American Home Products Corp.                                 823,287
   19,800  Bristol-Myers Squibb Company                               1,442,925
   15,500  Merck & Company Inc.                                         868,000
                                                                     ----------
                                                                      3,134,212
                                                                     ----------
           ELECTRONICS AND ELECTRICAL                        3.7%
   21,700  General Electric Company                                   1,383,375
    3,000  Hewlett Packard Corp.                                        250,125
                                                                     ----------
                                                                      1,633,500
                                                                     ----------
           ENERGY                                            5.7%
    6,300  Atlantic Richfield Company                                   676,463
   11,100  Texaco Inc.                                                  717,337
   45,600  Ultramar Corp.                                             1,083,000
                                                                     ----------
                                                                      2,476,800
                                                                     ----------
           FINANCIAL SERVICES                                3.5%
   39,949  Bear Stearns Companies                                       858,904
    6,500  Federal National Mortgage Association                        672,750
                                                                     ----------
                                                                      1,531,654
                                                                     ----------
           FOOD SERVICES                                     0.3%
    6,200  Fleming Companies Inc.                                       148,800
                                                                     ----------
           FOREST PRODUCT AND PAPER                          1.8%
   13,300  Mead Corp.                                                   779,713
                                                                     ----------
           HOUSEHOLD PRODUCTS                                0.7%
    4,000  Procter & Gamble Company                                     308,000
                                                                     ----------
           MACHINERY--GENERAL                                4.7%
    9,400  Deere & Company                                              764,924
   25,200  GATX Corp.                                                 1,304,100
                                                                     ----------
                                                                      2,069,024
                                                                     ----------
            MATERIALS & SERVICES                              3.8%
    14,000  Phelps Dodge Corp.                                          876,750
    18,000  PHH Corp.                                                   810,000
                                                                    -----------
                                                                      1,686,750
                                                                    -----------
            MEDICAL EQUIPMENT                                 2.6%
    28,000  Baxter International Inc.                                 1,151,500
                                                                    -----------
            MERCHANDISING                                     4.9%
    22,000  K Mart Corp.                                                318,999
    20,000  Melville Corp.                                              690,000
    16,300  Mercantile Stores Inc.                                      733,500
    16,100  Wal-Mart Stores, Inc.                                       400,488
                                                                    -----------
                                                                      2,142,987
                                                                    -----------
            OFFICE AND BUSINESS EQUIPMENT                     2.9%
     9,300  Xerox Corp.                                               1,249,688
                                                                    -----------
            OTHER                                             6.8%
    19,000  Allied Signal Inc.                                          838,374
     7,800  American Brands Inc.                                        329,550
    14,700  Philip Morris Companies Inc.                              1,227,450
     6,500  United Technologies Corp.                                   574,438
                                                                    -----------
                                                                      2,969,812
                                                                    -----------
            TELECOMMUNICATIONS                               11.2%
    22,000  American Telephone & Telegraph Corp.                      1,446,500
    18,700  GTE Corp.                                                   733,975
    17,100  Harris Corp.                                                938,362
    20,700  Nynex Corp.                                                 988,425
    16,500  US West Inc.                                                777,563
                                                                    -----------
                                                                      4,884,825
                                                                    -----------
            UTILITIES                                        10.6%
    29,100  Cinergy Corp.                                               811,163
    25,000  Detroit Edison Company                                      806,250
    27,600  NICOR Inc.                                                  752,100
    30,500  Peoples Energy Corp.                                        838,750
    19,700  Texas Utilities Company                                     687,038
    44,300  Washington Water Power Company                              714,338
                                                                    -----------
                                                                      4,609,639
                                                                    -----------
Total Common Stocks (Cost $33,430,439)                              $38,889,396
                                                                    -----------

Principal
 Amount
---------
SHORT TERM INVESTMENTS                             11.3%
            REPURCHASE AGREEMENT
$4,968,634  Bear, Stearns & Co. Inc. Dated
            9/29/1995 6.30% Due 10/2/1995 Collateralized By
            9,430,000 United States Treasury Strips Due
            8/15/2005 (Value $5,068,625)                            $ 4,968,634
                                                                    -----------
Total Investments (Cost $38,399,073)                        100.1%  $43,858,030
Liabilities, net of assets                                   -0.1%      (34,201)
                                                            -----   -----------
Net Assets                                                  100.0%  $43,823,829
                                                            =====   ===========

See Notes to Financial Statements
                                       27

Value Equity Fund
Statement of Assets and Liabilities                           September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
  Investments in securities at value
    (Cost $38,399,073)--Note 2 (A)                                  $43,858,030
  Receivable for investments sold                                       510,295
  Receivable for units sold                                              27,353
  Dividends and interest receivable                                     157,254
  Other assets                                                            9,864
                                                                    -----------
                                                                     44,562,796

LIABILITIES:
  Payable for investments purchased                    $  674,962
  Payable for units redeemed                                  802
  Payable to investment manager                            16,369
  Accrued expenses                                         46,834       738,967
                                                       ----------   -----------
NET ASSETS at value, applicable to 1,343,011
  outstanding units of beneficial interest--Note 5                  $43,823,829
                                                                    ===========
NET ASSET VALUE, offering and redemption price per
  unit ($43,823,829 divided by 1,343,011 units)                     $     32.63
                                                                    ============

Statement of Operations                           Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
  Income:
    Dividends                                          $1,545,345
    Interest                                              194,151
                                                       ----------
      Total Income                                                   $1,739,496
  Expenses:
    Investment manager's fees--Note 3(A)                  212,145
    Shareholder servicing fees and expenses--Note 3(B)    215,718
    Custodian fees and expenses                            18,255
    Legal and auditing fees                                19,074
    Consultant fees                                        11,216
    Trustees' fees and expenses--Note 3(C)                 20,484
    Insurance premiums                                     12,748
    Other                                                  15,080
                                                       ----------
      Total Expenses                                      524,720
    Less fees paid indirectly--Note 4                     (21,206)
                                                       ----------
    Net Expenses                                                        503,514
                                                                     ----------
INVESTMENT INCOME--NET                                                1,235,982
REALIZED AND UNREALIZED GAIN ON INVESTMENTS--Note 4:
  Net realized gain on investments                      1,438,305
  Unrealized appreciation on investments                4,775,796
                                                       ----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                       6,214,101
                                                                     ----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $7,450,083
                                                                     ==========

See Notes to Financial Statements
                                       28

Statement of Changes in Net Assets
-------------------------------------------------------------------------------
                                                      Year Ended     Year Ended
                                                       9/30/95        9/30/94
                                                       -------        -------
OPERATIONS:
  Investment income--net                             $ 1,235,982    $ 1,082,541
  Net realized gain on investments                     1,438,305      1,850,734
  Unrealized appreciation (depreciation)
    on investments                                     4,775,796     (2,236,034)
                                                     -----------    -----------
  Net increase in net assets resulting
    from operations                                    7,450,083        697,241
                                                     -----------    -----------
CAPITAL TRANSACTIONS--Note 5:
  Value of units sold                                  7,261,555      5,263,921
  Value of units redeemed                             (6,491,239)    (8,462,033)
                                                     -----------    -----------
  Net increase (decrease) in net assets
    resulting from capital transactions                  770,316     (3,198,112)
                                                     -----------    -----------
  Net increase (decrease)                              8,220,399     (2,500,871)

NET ASSETS at beginning of year                       35,603,430     38,104,301
                                                     -----------    -----------
NET ASSETS at end of year                            $43,823,829    $35,603,430
                                                     ===========    ===========
See Notes to Financial Statements
                                       29

Emerging Growth Equity Fund
Statement of Investments                                      September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                  Value
------                                                                  -----
COMMON STOCKS                                     97.0%

          AIRLINES                                           0.7%
  51,700  Mesa Airlines, Inc.*                                       $  523,463
                                                                     ----------
          APPAREL AND TEXTILE                                3.6%
  12,215  Authentic Fitness Corp.                                       274,838
  10,000  Kenneth Cole Productions-CL A*                                351,250
  10,435  Nautica Enterprises Inc.*                                     357,399
  11,030  St. Johns Knits Inc.                                          537,713
  10,760  Tommy Hilfiger Corp.*                                         349,700
  20,000  Westpoint Stevens*                                            427,500
  15,398  Wolverine World Wide                                          421,507
                                                                     ----------
                                                                      2,719,907
                                                                     ----------
          AUTOMOTIVE PRODUCTS                                0.8%
   6,525  Custom Chrome*                                                145,181
   7,550  Edelbrock Corp.*                                              109,475
  23,100  SPX Inc.                                                      343,613
                                                                     ----------
                                                                        598,269
                                                                     ----------
          BROADCASTING AND PUBLISHING                        1.4%
   4,750  Lin Television Corp.*                                         144,875
   3,000  Mecklermedia Corp.*                                            54,750
   2,340  Renaissance Communications Corp.*                              81,900
  11,375  Saga Communications Inc.-CL A*                                180,578
   7,410  SFX Broadcasting Inc.-CL A*                                   207,480
   3,800  Sinclair Broadcast Group Inc.*                                105,450
   8,525  Young Broadcasting Corp. CL A*                                260,013
                                                                     ----------
                                                                      1,035,046
                                                                     ----------
          BUILDING & CONSTRUCTION                            0.8%
   2,935  Brady, W.H. Company-CL A                                      211,320
  10,445  Fastenal Company                                              381,243
                                                                     ----------
                                                                        592,563
                                                                     ----------
          BUSINESS AND EQUIPMENT SERVICES                    5.9%
     900  ABR Information Services Inc.*                                 22,725
  22,475  Accustaff Inc.*                                               825,956
   6,200  Alternative Resources Corp.*                                  198,400
   6,135  America Online Inc.*                                          421,781
  11,100  American Business Information*                                224,774
   4,100  Analysts International Corp.                                  131,200
   6,160  Cambridge Technology Partners Inc.*                           311,080
  13,238  Computer Horizons Corp.                                       264,750
   8,673  Concord EFS, Inc.*                                            258,022
   7,762  Fiserv Inc.*                                                  224,128
   5,127  Keane Inc.*                                                   148,042
   5,800  National Data Corp.                                           155,875
   6,875  On Assignment Inc.*                                           173,594
   7,050  Peak Technologies Group Inc.*                                 181,538
   1,600  PMT Services Inc.*                                             38,200
   5,700  Renaissance Solutions Inc.*                                   138,225
   9,175  Robert Half International Inc.*                               313,097
     600  Romac International Inc.*                                       9,750
   7,500  SOS Staffing Services*                                         61,874
  10,110  Transaction Network Services*                                 264,124
                                                                     ----------
                                                                      4,367,135
                                                                     ----------
          COMMERCIAL SERVICES                                1.2%
  10,000  Landmark Graphics Corp.*                                      280,000
  30,000  Nu-Kote Holdings Inc.*                                        652,500
                                                                     ----------
                                                                        932,500
                                                                     ----------
          COMMUNICATIONS/NETWORKING                          0.8%
  31,900  Microcom, Inc.*                                               598,125
                                                                     ----------
          COMPUTER SYSTEMS                                   0.8%
  12,900  Stormedia Inc.*                                               574,050
                                                                     ----------
          CONSTRUCTION AND HOUSING                           0.8%
  26,400  American Building Company*                                    620,400
                                                                     ----------
          CONSUMER GOODS AND SERVICES                        7.1%
  19,475  Benson Eyecare Corp.*                                         192,316
   5,575  Blyth Industries Inc.*                                        260,631
   6,330  Cannondale Corp.*                                              99,698
   2,685  Catalina Marketing Corp.*                                     166,469
   7,645  Department 56*                                                357,404
  34,000  Health Plan Services Inc.                                     692,750
  12,100  Loewen Group Inc.                                             499,125
  20,000  Norrell Corp.                                                 635,000
   4,900  O'Charleys Inc.*                                               69,825
   6,200  Rexall Sundown Inc.*                                          103,075
   7,650  Scientific Games Holdings Corp.*                              283,050

  25,000  SITEL Corp.*                                                  612,500
  11,875  Sola International Inc.*                                      262,734
   6,300  Speedway Motorsports Inc.*                                    163,800
  10,260  Stewart Enterprises Inc.                                      366,795
  22,300  Toy Biz, Inc.*                                                535,200
                                                                     ----------
                                                                      5,300,372
                                                                     ----------
See Notes to Financial Statements
                                       30

Emerging Growth Equity Fund
(Continued)
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                               Value
------                                                               -----
          DATA PROCESSING AND SOFTWARE                       1.1%
  45,000  Auspex Systems Inc.*                                      $   703,125
   7,000  Sequent Computer Systems Inc.*                                139,125
                                                                    -----------
                                                                        842,250
                                                                    -----------
          DRUG AND HEALTH CARE                               2.0%
  27,000  Summit Care Corp.*                                            648,000
  19,100  Wyle Electronics                                              857,113
                                                                    -----------
                                                                      1,505,113
                                                                    -----------
          DRUG AND MEDICAL SUPPLIES                          0.8%
   5,400  Daig Corp.*                                                   126,900
   9,000  Idexx Laboratories Inc.*                                      328,500
   9,700  Igen Inc.*                                                     61,838
   4,240  Medisense Inc.*                                               101,760
                                                                    -----------
                                                                        618,998
                                                                    -----------
          ELECTRONICS AND ELECTRICAL                        18.7%
  19,000  AVX Corp.*                                                    636,500
  21,100  Checkpoint Systems Inc.*                                      556,513
   6,500  Cognex Corp.*                                                 308,750
  10,432  Credence Systems Corp.*                                       375,534
     800  Cyberoptics Corp.*                                             26,800
   7,950  C.P. Clare Corp.*                                             202,725
   3,800  Eltron International Inc.*                                    105,450
  12,007  Exar Corp.*                                                   420,245
   7,000  Flextronics International Ltd.*                               180,250
  25,000  FSI International Inc.*                                       818,750
   5,355  Harman International Industries Inc.                          262,395
   8,650  ITI Technologies Inc.*                                        233,550
  45,000  Jabil Circuit, Inc.*                                          585,000
  13,000  Kent Electronics*                                             570,375
  42,450  LSI Industries Inc.                                           817,163
  35,000  LTX Corp.*                                                    437,500
   5,675  Maxim Integrated Products Inc.*                               419,950
  30,000  Mentor Graphics Corp.*                                        618,750
     900  Merix Corp.*                                                   28,800
  51,000  Microsemi Corp.*                                              599,250
  21,500  Microtest Inc.*                                               424,625
  12,500  Nellcor Puritan-Bennett Inc.*                                 612,500
   7,575  Oak Industries Inc.*                                          228,197
  36,800  Paradigm Technology Inc.*                                   1,113,200
   2,200  Plasma & Materials Technologies Inc.*                          37,400
  60,000  Rasterops*                                                    472,500
  20,675  Sanmina Corp.*                                                987,231
  37,000  Semtech Corp.*                                              1,026,750
   5,400  Smart Flex Systems Inc.*                                       90,450
  12,100  Telecom Semiconductor Inc.*                                   133,100
   1,780  Ultratech Stepper Inc.*                                        74,760
   5,504  Zebra Technologies Corp.*                                     293,088
   5,800  Zilog Inc.*                                                   241,425
                                                                    -----------
                                                                     13,939,476
                                                                    -----------
          FINANCIAL SERVICES                                 0.7%
  19,800  Coast Savings Financial*                                    $ 519,750
                                                                      ---------
          FOOD AND BEVERAGES                                 0.1%
   2,300   Ben & Jerry's Home-made Inc. CL A*                            42,550
                                                                      ---------
          FOOD AND SERVICES                                  0.8%
   9,200  Apple South Inc.                                              208,150
  11,700  Daka International Inc.*                                      381,712
                                                                      ---------
                                                                        589,862
                                                                      ---------
          INSURANCE                                          2.2%
  12,500  CMAC Investments Corp.                                        657,813
  12,010  HCC Insurance Holdings Inc.*                                  397,830
   8,655  Reinsurance Group of America Inc.                             305,089
   5,335  Trenwick Group Inc.                                           282,755
                                                                      ---------
                                                                      1,643,487
                                                                      ---------
          LODGING--MOTELS                                    1.1%
  25,400  Doubletree Corp.*                                             558,800
  11,250  Studio Plus Hotels, Inc.*                                     258,750
                                                                      ---------
                                                                        817,550
                                                                      ---------
          MACHINE TOOLS                                      0.8%
  18,900  Applied Power Inc.                                            604,800
                                                                      ---------
          MACHINERY                                          4.2%
  17,000  Gleason Corp.                                                 556,750
  17,000  Greenfield Industries                                         514,250
  32,000  JLG Industries Inc.                                         1,408,000
  26,400  Veeco Instruments Inc.*                                       679,799
                                                                      ---------
                                                                      3,158,799
                                                                      ---------
          MACHINERY--GENERAL                                 0.5%
  11,853  Baldor Electric Company                                       297,807
   3,200  Computational System Inc.*                                     51,199
                                                                      ---------
                                                                        349,006
                                                                      ---------
          MEDICAL                                            0.8%
  23,660  Apria Healthcare Group, Inc.*                                 573,755
                                                                      ---------
          MEDICAL PRODUCTS                                   1.2%
  12,050  Avecor Cardiovascular Inc.*                                   162,675
   3,300  Bio-Vascular  Inc.*                                            59,400
   5,850  ICU Medical Inc.*                                              76,781
   6,025  Instent Inc.*                                                  97,906
   3,000  Lunar Corp.*                                                   96,750
   9,000  Minntech Corp.                                                144,000
   4,400  Research Industries Corp.*                                    127,600
   1,600  Target Therapeutics Inc.*                                     110,800
                                                                      ---------
                                                                        875,912
                                                                      ---------
See Notes to Financial Statements
                                       31

Emerging Growth Equity Fund
(Continued)
Statement of Investments                                      September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                  Value
------                                                                  -----
         MEDICAL SERVICES                                    4.5%
  1,900  Access Health Inc.*                                         $   53,199
  8,880  Advantage Health Corp.*                                        301,920
  6,400  American Homepatient Inc.*                                     160,000
  6,500  Community Health Systems*                                      262,438
  6,700  Compdent Corp.*                                                195,975
  5,700  CRA Managed Care Inc.*                                         121,125
  8,175  Genesis Health Ventures Inc.*                                  292,256
  8,585  Health Management Associates*                                  275,793
 15,725  Healthcare Services Group Inc.*                                169,044
  4,725  Healthwise Of America Inc.*                                    132,300
  2,700  HPR Inc.*                                                       60,750
  5,900  Imnet Systems Inc.*                                            150,450
  6,890  Lincare Holdings Inc.*                                         177,418
  7,725  Living Centers Of America*                                     256,856
  9,000  Owen Healthcare Inc.*                                          146,250
    500  Pediatrix Medical Group Inc.*                                   10,188
  5,025  Sierra Health Services*                                        125,625
  3,600  United Dental Care Inc.*                                       108,000
  5,542  Vencor Inc.*                                                   177,344
  6,875  Wellcare Management Group Inc.*                                159,844
                                                                     ----------
                                                                      3,336,775
                                                                     ----------
         MEDICAL SUPPLIES                                    2.7%
 30,900  I-Stat Corp.*                                                1,151,025
 26,100  PHP Healthcare Corp.*                                          877,613
                                                                     ----------
                                                                      2,028,638
                                                                     ----------
         METALS                                              0.8%
 35,000  Brockway Holdings*                                             595,000
                                                                     ----------
         OIL & GAS                                           0.6%
 45,000  Varco International Inc.*                                      455,625
                                                                     ----------
         OTHER                                               7.3%
 18,000  AHI Healthcare System Inc.*                                    279,000
 40,000  Allied Waste Industries Inc.*                                  325,000
 18,000  Altron Inc.*                                                   562,500
 50,000  Curative Technologies*                                         687,500
 24,300  Diamond Multimedia*                                            771,525
 45,000  Figgie International Inc. CL A*                                590,625
 40,000  Meridian Data Inc.*                                            395,000
 21,400  Park Electrochemical                                           692,825
 38,000  TCSI Corp.*                                                    560,499
 24,000  Telxon Corp.                                                   564,000
                                                                     ----------
                                                                      5,428,474
                                                                     ----------
         PHARMACEUTICALS                                     0.7%
 15,230  Dura Pharmaceuticals Inc.*                                     449,285
  1,700  Gilead Sciences Inc.*                                           36,975
                                                                     ----------
                                                                        486,260
                                                                     ----------
         POLLUTION CONTROL                                   0.3%
  5,150  United Waste Systems, Inc.*                                    215,013
                                                                     ----------
         RESTAURANTS                                         0.4%
  6,800  Quantum Restaurant Group Inc.*                              $   90,950
 13,300  Landry's Seafood Restaurants*                                  239,400
                                                                     ----------
                                                                        330,350
                                                                     ----------
         RETAIL TRADE                                        3.6%
 37,200  Claires Stores Inc.                                            762,600
 13,000  Comp USA, Inc.*                                                559,000
 16,550  Hollywood Entertainment Corp.*                                 353,756
  9,000  Moovies Inc.*                                                  175,500
 25,000  NetManage Inc.*                                                587,499
  4,175  Sunglass Hut International*                                    208,750
  1,100  West Marine Inc.*                                               34,100
                                                                     ----------
                                                                      2,681,205
                                                                     ----------
         SOFTWARE PRODUCTS                                  11.6%
 6,000   Bisys Group Inc.*                                              150,000
 34,300  Black Box Corp.*                                               617,400
  3,500  Business Objects SA ADR*                                       148,750
 20,000  Cognos Inc.*                                                   680,000
  6,200  Datalogix International Inc.*                                   88,350
  4,030  Inso Corp.*                                                    127,953
 25,075  McAfee Associates Inc.*                                      1,291,363
  7,450  Mercury Interactive Corp.*                                     204,875
  9,600  Network Express Inc.*                                          151,200
  1,600  Novadigm Inc.*                                                  26,800
 52,700  PC Docs Group International Inc.*                              777,325
 85,000  Physician Computer Network*                                    435,625
 14,700  Platinum Software Corp.*                                       170,888
  8,000  PRI Automation Inc.*                                           320,000
  4,723  Project Software*                                              121,027
 35,900  Quarterdeck Corp.*                                             695,563
 20,000  Read-Rite Corp.*                                               730,000
  3,225  Security Dynamics Tech Inc.*                                   153,188
  3,200  Shiva Corp.*                                                   196,000
 10,050  Sierra On-Line Inc.*                                           391,950
  3,318  Softkey International Inc.*                                    146,822
  5,000  Spectrum Holobyte Inc.*                                         62,500
  2,100  Spyglass Inc.*                                                  96,075
 25,800  Symantec Corp.*                                                773,999
  3,300  Unison Software Inc.*                                           47,849
  5,000  Vantive Corp.*                                                  77,500
                                                                     ----------
                                                                      8,683,002
                                                                     ----------
         TELECOMMUNICATIONS                                  4.6%
  9,300  Cai Wireless Systems Inc.*                                      95,325
  8,503  Centennial Cellular Corp.*                                     163,683
 13,122  Century Communications Corp. CL A*                             132,860
  4,220  Clear Channel Communications*                                  319,665
  7,750  Colonial Data Technologies Corp.*                              143,375
  5,175  Commnet Cellular Inc.*                                         149,428
  9,600  Evergreen Media Corp. CL A*                                    268,800

See Notes to Financial Statements
                                       32

Emerging Growth Equity Fund
(Continued)
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                  Value
------                                                                  -----
         TELECOMMUNICATIONS (Continued)
 14,820  EZ Communications Inc. CL A*                               $   285,285
  6,150  Heartland Wireless Communications Inc.*                        155,287
  4,200  Midcom Communication Inc.*                                      61,950
  8,200  Pairgain Technologies Inc.*                                    282,899
  4,050  P-Com Inc.*                                                    177,188
    200  Tel-Save Holdings Inc.*                                          3,050
 33,000  Boston Technology Inc.*                                        490,875
 10,000  Brite Voice Systems*                                           181,250
 38,500  Unitech Industries Inc.*                                       529,375
                                                                    -----------
                                                                      3,440,295
                                                                    -----------
         TRANSPORTATION                                      1.0%
  9,855  Expeditors Int'l Of Wash. Inc.                                 266,085
  3,875  Fritz Companies Inc.*                                          284,813
  7,075  U.S. Delivery Systems Inc.*                                    203,406
                                                                    -----------
                                                                        754,304
                                                                    -----------
Total Common Stocks (Cost $54,505,120)                              $72,378,079
                                                                    -----------


Principal
 Amount                                                                 Value
---------                                                               -----
SHORT TERM INVESTMENTS                                       4.3%
         REPURCHASE AGREEMENTS
$3,209,051   Bear, Stearns & Co. Inc. Dated 9/29/1995
              6.30% Due 10/2/1995 Collateralized by
              18,910,000 United States Treasury Bonds
              Due 8/15/2022 and 255,000 United States
              Treasury Strips Due 8/15/2005
              (Value $3,274,988)                                    $ 3,209,051
                                                                    -----------
Total Investments (Cost $57,714,171)                        101.3%  $75,587,130
Liabilities, net of assets                                   -1.3%     (961,802)
                                                            -----   -----------
Net Assets                                                  100.0%  $74,625,328
                                                            =====   ===========
* Denotes non-income producing security


See Notes to Financial Statements

Statement of Assets and Liabilities                          September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
   Investments in securities at value
      (Cost $57,714,171)--Note 2 (A)                                $75,587,130
   Receivable for investments sold                                    1,371,515
   Receivable for units sold                                             61,428
   Dividends and interest receivable                                     18,443
   Other assets                                                          10,258
                                                                    -----------
                                                                     77,048,774

LIABILITIES:

   Payable for investments purchased                 $ 2,267,786
   Payable for units redeemed                                750
   Payable to investment managers                         62,518
   Accrued expenses and other                             92,392      2,423,446
                                                     -----------    -----------
NET ASSETS at value, applicable to 1,419,334
 outstanding units of beneficial interest--Note 5                   $74,625,328
                                                                    ===========
NET ASSET VALUE, offering and redemption price
 per unit ($74,625,328 divided by 1,419,334 units)                  $     52.58
                                                                    ===========

Statement of Operations                            Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
  Income:
     Dividends                                       $    93,438
     Interest                                            197,240
                                                     -----------
        Total Income                                                $   290,678
  Expenses:
     Investment managers' fees--Note 3(A)                712,451
     Shareholder servicing fees and
       expenses--Note 3(B)                               335,804
     Custodian fees and expenses                          75,446
     Legal and auditing fees                              24,388
     Consultant fees                                      11,216
     Trustees' fees and expenses--Note 3(C)               41,222
     Other                                                32,297
                                                      ----------
        Total Expenses                                 1,232,824
     Less fees paid indirectly--Note 4                   (17,073)
                                                      ----------
        Net Expenses                                                  1,215,751
                                                                    -----------
        INVESTMENT (LOSS)--NET                                         (925,073)

REALIZED GAIN AND UNREALIZED GAIN ON
  INVESTMENTS--Note 4:
  Net realized gain on investments                    15,078,221
  Unrealized appreciation on investments               9,142,586
                                                     -----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                      24,220,807
                                                                    -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $23,295,734
                                                                    ===========


See Notes to Financial Statements

Statement of Changes in Net Assets
--------------------------------------------------------------------------------
                                                   Year Ended       Year Ended
                                                    9/30/95          9/30/94
                                                   ----------       ----------
OPERATIONS:
  Investment (loss)-net                           $  (925,073)     $   (818,504)
  Net realized gain on investments                 15,078,221         8,237,825
  Unrealized appreciation (depreciation)
    on investments                                  9,142,586        (6,633,162)
                                                  -----------      ------------
  Net increase in net assets resulting
    from operations                                23,295,734           786,159
                                                  -----------      ------------
CAPITAL TRANSACTIONS--Note 5:
  Value of units sold                              11,643,470         9,029,724
  Value of units redeemed                          (8,606,464)      (18,168,143)
                                                  -----------      ------------
  Net increase (decrease) in net assets
    resulting from capital transactions             3,037,006        (9,138,419)
                                                  -----------      ------------
  Net increase (decrease)                          26,332,740        (8,352,260)
NET ASSETS at beginning of year                    48,292,588        56,644,848
                                                  -----------      ------------
NET ASSETS at end of year                         $74,625,328      $ 48,292,588
                                                  ===========      ============



See Notes to Financial Statements

International Equity Fund
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                Value
------                                                                -----
COMMON STOCKS                      95.4%

         AEROSPACE                                 0.4%
 11,000  British Aerospace                                         $   127,439
                                                                   -----------
         AIRLINES                                  0.5%
 21,900  British Airways                                               156,148
                                                                   -----------
         AUTOMOBILES                               3.1%
  1,800  Autobacs Seven Company                                        178,817
  4,750  Autoliv AB                                                    289,708
 24,000  Shinmaywa Industries                                          205,578
 12,000  Volvo AB Series B                                             294,490
                                                                   -----------
                                                                       968,593
                                                                   -----------
         BANKING                                   6.4%
 17,000  Asahi Bank                                                    186,115
 25,000  Hang Seng Bank                                                206,136
 15,000  HSBC Holdings                                                 212,952
 25,000  Kiyo Bank                                                     123,418
 22,500  Malayan Bank Berhad                                           181,934
 23,000  Mitsubishi Trust & Banking                                    361,384
 20,000  National Westminster                                          200,053
 29,666  Overseas Chinese Bank                                         336,120
    918  Shinhan Bank Corp Ac*                                          20,319
 12,000  Sumitomo Trust & Banking                                      165,436
                                                                   -----------
                                                                     1,993,867
                                                                   -----------
         BEVERAGES & TOBACCO                      1.1%
 21,220  B.A.T. Industries                                             177,664
 22,000  Grand Metropolitan                                            154,946
                                                                   -----------
                                                                       332,610
                                                                   -----------
         BROADCASTING & PUBLISHING                3.2%
 29,000  British Sky Broadcast                                         175,331
 34,600  Elsevier NV                                                   445,285
 24,300  Reuters Holdings                                              214,989
 13,000  Toppan Printing Company                                       166,044
                                                                   -----------
                                                                     1,001,649
                                                                   -----------
         BUILDING MATERIALS                       1.2%
 38,000  Blue Circle Industries                                        185,239
 33,500  Williams Holdings                                             174,967
                                                                   -----------
                                                                       360,206
                                                                   -----------
         BUSINESS & PUBLIC SERVICE                2.5%
  4,000  Asatsu Inc.                                                   143,945
 26,000  Brambles Industries Ltd.                                      285,337
  5,000  Secom Company                                                 334,521
                                                                   ------------
                                                                       763,803
                                                                   -----------
         CHEMICALS                                3.1%
 20,000  Asahi Chemical Industries                                     138,877
  1,030  Bayer Ag                                                      264,133
 10,000  Kurita Water Inds                                             273,699
 15,000  Nippon Shokubai Company                                       138,370
 28,000  Teisan KK                                                     153,271
                                                                   -----------
                                                                       968,350
                                                                   -----------
         COMPUTER SOFTWARE                        1.1%
  2,150  Sap AG Non Voting Prf                                         351,295
                                                                   -----------
         CONSTRUCTION & HOUSING                   2.7%
  8,000  Empresa Ica Soc ADR CV                                    $    92,000
  6,000  Kandenko Company                                               81,501
 24,000  Nishimatsu Construction                                       294,378
 16,000  Sekisui House                                                 199,496
 25,000  United Engineers Bhd                                          160,325
                                                                   -----------
                                                                       827,700
                                                                   -----------
         CONSUMER GOODS & SERVICES                5.8%
  1,559  Castorama Dubois                                              254,580
      7  Castoramo Dubois--Bonus Rights*                                   113
  2,750  Christian Dior                                                250,909
 33,000  Dixons Group                                                  180,713
 30,000  Granada Group                                                 301,504
 15,500  Great Universal Stores                                        146,210
    980  L'Oreal                                                       250,681
  4,900  Polygram NV                                                   319,917
  2,400  Sony Music Entertainment                                      110,453
                                                                   -----------
                                                                     1,815,080
                                                                   -----------
         ELECTRONICS & ELECTRICAL                 8.2%
  2,000  Advantest                                                     118,806
    415  BBC Brown Boveri                                              483,604
 26,000  Canon Inc.                                                    466,505
 29,000  General Electric Corp.                                        145,727
 30,000  Hitachi Ltd.                                                  328,439
  1,400  Legrand                                                       221,827
 20,000  Matsushita Electric Industries                                308,165
     27  Samsung Electronics GDR (1/2 Voting Shs)                        3,069
     58  Samsung Electronics GDR (1/2 Voting Shs) 144A                   6,960
 20,000  Sharp Corp.                                                   281,809
  3,600  Sony Corp.                                                    187,575
                                                                   -----------
                                                                     2,552,486
                                                                   -----------
         ENERGY                                   0.2%
 16,000  Petronas Gas*                                                  55,765
                                                                   -----------
         ENERGY SOURCES                           2.0%
 38,200  British Petroleum                                             287,181
110,000  Monument Oil & Gas*                                           105,329
 29,000  Showa Shell Sekiyu                                            228,711
                                                                   -----------
                                                                       621,221
                                                                   -----------
         FINANCE                                  1.6%
  1,100  Cetelem                                                       171,380
  7,500  Grupo Financiero Bancomer GDS                                  47,775
  5,555  Grupo Financiero Bancomer Series L                              2,086
 14,000  Nomura Securities Company Ltd.                                275,321
                                                                   -----------
                                                                       496,562
                                                                   -----------
         FOOD & HOUSEHOLD                         0.7%
 10,000  Ezaki Glico Company                                            85,962
 53,000  Morrison (W) Supermarket                                      131,696
                                                                   -----------
                                                                       217,658
                                                                   -----------

See Notes to Financial Statements

International Equity Fund
(Continued)
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                 Value
------                                                                 -----
         FOREST PRODUCTS                             1.5%
 29,000  Settsu Corp.*                                             $    86,722
 28,500  Stora Kopparbergs Series B                                    384,678
                                                                   -----------
                                                                       471,400
                                                                   -----------
         HEALTH                                       7.4%
    365  Altana AG                                                     215,468
 11,650  Astra AB Series B                                             410,352
 11,000  Glaxo Wellcome                                                133,532
 22,000  Medeva                                                         91,227
     70  Roche Holding AG                                              497,107
 18,000  Sankyo Company                                                412,373
 25,500  Smithkline Beecham Units                                      253,857
    240  Well Ag Non Vtg Prf                                           172,037
  5,000  Yamanouchi Pharmaceutical                                     108,466
                                                                   -----------
                                                                     2,294,419
                                                                   -----------
         INDUSTRIAL COMPONENTS                        0.4%
 20,000  NSK                                                           123,266
                                                                   -----------
         INSURANCE                                    2.6%
  8,286  Aegon NV                                                      301,187
 44,000  Royal Insurance                                               245,825
 24,000  Tokio Marine & Fire                                           260,318
                                                                   -----------
                                                                       807,330
                                                                   -----------
         MACHINERY & ENGINEERING                      3.7%
 51,000  Hitachi Zosen Corp.                                           250,222
 26,000  Keppel Corp.                                                  208,587
  8,000  Matsushita Electric Works                                      83,529
 12,000  Max Co.                                                       248,154
 46,000  Mitsubishi Heavy Industries                                   354,390
                                                                   -----------
                                                                     1,144,882
                                                                   -----------
         MANUFACTURING                                0.5%
 42,000  Vickers Plc                                                   160,201
                                                                   -----------
         MATERIALS                                    1.1%
  1,650  Cie De St. Gobain                                             201,617
 50,000  NKK Corp                                                      134,316
                                                                   -----------
                                                                       335,933
                                                                   -----------
         MERCHANDISING                                3.8%
  9,200  Ahold NV                                                      347,113
120,000  Asda Group                                                    196,571
 12,000  Centros Com Pryca                                             240,130
  7,000  Ito-Yokado Company                                            388,855
                                                                   -----------
                                                                     1,172,669
                                                                   -----------
         METALS                                       3.3%
 69,000  Kawasaki Steel Corp.*                                         249,005
270,000  Mim Holdings Ltd.                                             387,203
  4,000  Pohang Iron & Steel Sponsored ADR                             131,500
 40,625  Western Mining Corp.                                          265,541
                                                                   -----------
                                                                     1,033,249
                                                                   -----------
         MISCELLANEOUS                                2.7%
    551  Gehe AG                                                       263,312
    137  Gehe Rights Issue 4 For 1*                                     63,255
 19,500  Genting Berhad                                                168,551
  5,150  Securities AB Series 'B'                                      185,117
 17,000  Severn Trent                                                  168,700
                                                                   -----------
                                                                       848,935
                                                                   -----------
         MULTI INDUSTRY                               2.6%
 10,000  Grupo Carso Sa De ADR CV*                                     134,950
 81,000  Hutchison Whampoa                                             438,967
 36,200  Jardine Matheson                                              244,350
                                                                   -----------
                                                                       818,267
                                                                   -----------
         MULTI-HOLDING COMPANIES                      1.4%
222,000  First Pacific Company                                         236,886
 24,000  Swire Pacific 'A'                                             190,130
                                                                   -----------
                                                                       427,016
                                                                   -----------
         PUBLISHING                                   0.5%
 60,000  Mirror Group                                                  161,435
                                                                   -----------
         REAL ESTATE                                  4.7%
 23,000  British Land Company                                          150,341
 40,000  Cheung Kong Holdings                                          217,809
 17,872  City Developments                                             110,679
101,000  Hong Kong Land Hld.                                           176,750
 21,000  Mitsubishi Estate                                             236,293
 26,000  Mitsui Fudosan Company                                        313,639
 33,300  Sun Hung Kai Property                                         270,266
                                                                   -----------
                                                                     1,475,777
                                                                   -----------

See Notes to Financial Statements

International Equity Fund
(Continued)
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Shares                                                                  Value
------                                                                  -----
         TELECOMMUNICATIONS                              8.3%
 48,300  British Telecom                                           $   302,720
     40  DDI Corp.                                                     331,683
 18,760  Ericsson (Lm) Tel Series B Rights 1 For 1*                      4,631
 18,760  Ericsson (Lm) Tel Series B                                    463,095
  7,080  Nokia AB--Series A                                            498,554
 13,300  Securicor Group--'A' Non Vtg.                                 229,444
 57,000  Technology Resources Inds*                                    148,714
256,000  Telecom Italia Mobile (spinoff)*                              427,645
105,500  Telecom Italia                                                174,599
                                                                   -----------
                                                                     2,581,085
                                                                   -----------
         TEXTILES                                       0.5%
 35,000  Teijin                                                        168,528
                                                                   -----------
         TRANSPORTATION                                 1.9%
     42  East Japan Railway                                            208,619
 28,000  Nippon Yusen Kabush Iki Kaish                                 166,612
 33,000  Tobu Railways Company                                         204,392
                                                                   -----------
                                                                       579,623
                                                                   -----------

         UTILITIES                                      3.8%
  5,150  Emp Nac Electricid                                            265,061
 53,000  Osaka Gas Company                                             181,594
  3,300  Sanofi                                                        211,705
 24,000  Tenaga Nasional                                                91,774
 48,000  Tokyo Gas Company                                             176,627
  7,500  Veba  AG                                                      298,588
                                                                   -----------
                                                                     1,225,349
                                                                   -----------
         WHOLESALE INT'L TRADE                          0.9%
 25,000  Mitsubishi Corp.                                              281,302
                                                                   -----------
         Total Investments (Cost $24,815,229)          95.4%       $29,721,098
         Other Assets, Less Liabilities                 4.6%         1,422,483
                                                      -----        -----------
         Net Assets                                   100.0%       $31,143,581
                                                      =====        ===========

*Denotes non-income producing security.



See Notes to Financial Statements

 Geographical Diversification                                September 30, 1995
--------------------------------------------------------------------------------
                                                         Percent of Net Assets
                                                         ---------------------
 Country                                                         Total
 -------                                                         -----
 Japan                                                           33.8%
 United Kingdom                                                  16.6
 Sweden                                                           6.5
 Hong Kong                                                        6.4
 Germany                                                          5.2
 France                                                           5.0
 Netherlands                                                      4.5
 Switzerland                                                      3.1
 Australia                                                        3.0
 Malaysia                                                         2.6
 Spain                                                            2.5
 Singapore                                                        2.1
 Italy                                                            1.9
 Finland                                                          1.6
 South Korea                                                      0.5
 Mexico                                                           0.1
                                                                -----
 Total Investments                                               95.4%
                                                                -----
 Other Assets Less Liabilities                                    4.6
                                                                -----
 Total                                                          100.0%
                                                                =====


 Statement of Assets and Liabilities                         September 30, 1995
--------------------------------------------------------------------------------
 ASSETS:
   Investments in securities at value
     (Cost $24,815,229)--Note 2(A)                               $29,721,098
   Cash                                                            1,268,754
   Receivable for investments sold                                   415,755
   Receivable for units sold                                           7,635
   Dividends and interest receivable                                 112,906
   Other assets                                                        9,022
   Net gain on forward foreign currency contracts                    189,208
                                                                 -----------
                                                                  31,724,378

 LIABILITIES:
   Payable for investments purchased              $ 456,745
   Payable to investment managers                    44,387
   Accrued expenses                                  79,665          580,797
                                                  ---------      -----------
 NET ASSETS at value, applicable to
   773,740 outstanding
   units of beneficial interest--Note 5                          $31,143,581
                                                                 ===========
 NET ASSETS VALUE, offering and
   redemption price per unit
  ($31,143,581 divided by 773,740 units)                         $     40.25
                                                                 ===========


See Notes to Financial Statements

Statement of Operations                           Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
  Income:
     Dividends                                     $  452,945
     Interest                                          73,594
                                                   ----------
         Total Income                                              $  526,539
  Expenses:
     Investment managers' fees--Note 3(A)             228,701
     Shareholder servicing fees and expenses
       --Note 3(B)                                    167,532
     Custodian fees and expenses                       89,605
     Legal and auditing fees                           19,074
     Consultant fees                                   11,216
     Trustees' fees and expenses--Note 3(C)            21,014
     Insurance premiums                                14,518
     Other                                             13,850
                                                   ----------
         Total Expenses                               565,510
     Less fees paid indirectly--Note 4                (20,000)
                                                   ----------
     Net Expenses                                                     545,510
                                                                   ----------
         INVESTMENT (LOSS)--NET                                       (18,971)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND
 FOREIGN CURRENCIES--Note 4:
  Net realized gain (loss) on:
     Investments                                 $    532,575
     Foreign currency transactions                   (114,853)
                                                   ----------
                                                      417,722
                                                   ----------
    Unrealized appreciation on:

      Investments                                   1,043,273
      Foreign currency translation of other
        assets and liabilities                        204,579
                                                   ----------
                                                    1,247,852
                                                   ----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  AND FOREIGN CURRENCIES                                            1,665,574
                                                                   ----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $1,646,603
                                                                   ==========

Statement of Changes in Net Assets
--------------------------------------------------------------------------------
                                                    Year Ended       Year Ended
                                                     9/30/95          9/30/94
                                                 -------------      ------------
OPERATIONS:
   Investment (loss)--net                        $    (18,971)      $   (62,984)
   Net realized gain                                  417,722         1,381,013
   Net realized appreciation                        1,247,852           878,065
                                                 ------------       -----------
   Net increase in net assets resulting
     from operations                                1,646,603         2,196,094
                                                 ------------       -----------
CAPITAL TRANSACTIONS--Note 5:
   Value of units sold                              5,659,129         9,450,659
   Value of units redeemed                         (4,833,851)       (4,744,547)
                                                 ------------       -----------
   Net increase (decrease) in net assets
     resulting from capital transactions              825,278         4,706,112
                                                 ------------       -----------
   Net increase                                     2,471,881         6,902,206

NET ASSETS at beginning of year                    28,671,700        21,769,494
                                                 ------------       -----------
NET ASSETS at end of year                        $ 31,143,581       $28,671,700
                                                 ============       ===========

See Notes to Financial Statements

Actively Managed Bond Fund
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Principal
Amount                                                                  Value
---------                                                               -----
CORPORATE BONDS                             6.2%

           FINANCIAL SERVICES
$  500,000  Beneficial Corp. Mtn
             9.32% Due 8/4/1997                                     $   526,280
 1,125,000  Ford Motor Credit Mtn
             10.35% Due 10/1/1997                                     1,203,608
   500,000  Ford Motor Credit Mtn Deb
             9.20% Due 5/7/1997                                         520,509
   625,000  MBNA CR CARD 1991 A
             8.25% Due 6/30/1998                                        624,856
                                                                     ----------
                                                                      2,875,253
                                                                     ----------
           FOOD AND SERVICES

 2,000,000  General Mills Inc. Mtn
             8.95% Due 12/18/2000                                     2,214,138
                                                                     ----------
            OIL

 1,000,000  Consolidated Natural Gas SF DB
             8.625% Due 12/1/2011                                     1,068,475
                                                                      ----------
            PUBLIC UTILITIES

 2,285,000  Virginia Electric & Pwr Mtn
             10.00% Due 3/22/1999                                     2,509,577
                                                                     ----------
Total Corporate Bonds (Cost $8,204,059)                             $ 8,667,443
                                                                    -----------
UNITED STATES GOVERNMENT
AND AGENCY OBLIGATIONS                     90.3%
$   50,500  Collateralized Mortgage Obligation TR 1
             0% Due 5/20/2017                                      $     38,887
   284,310  Collateralized Mortgage Obligation TR 29
             0% Due 5/1/2013                                            219,413
   193,265  Collateralized Mortgage Sec Corp.
             7.00% Due 6/1/2006                                         192,237
 1,000,000  Federal Farm Credit Medium Term Note
             7.03% Due 2/19/2008                                      1,015,589
 2,000,000  Federal Home Loan Bank Note
             7.70% Due 7/12/2010                                      1,989,192
 1,000,000  Federal Home Loan Bank Structured Note
             5.75% Due 4/25/1997                                      1,000,403
   250,000  Federal Home Loan Bank Structured Note
             7.50% Due 6/16/2009                                        253,924
 2,000,000  Federal Home Loan Mortgage Corp.
             7.29% Due 4/7/2004                                       2,041,828
 1,445,000  Federal Home Loan Mortgage Corp.
             6.08% Due 10/29/2008                                     1,367,678
 1,000,000  Federal Home Loan Mortgage Corp.
             6.84% Due 3/2/2009                                         988,705
 1,000,000  Federal Home Loan Mortgage Corp. CMO 1534G
             6.00% Due 5/15/2022                                        948,799
 2,500,000  Federal Home Loan Mortgage Corp. Note
             7.05% Due 1/29/2003                                      2,500,000
 1,000,000  Federal Home Loan Mortgage Corp. Note
             6.375% Due 3/11/2003                                       977,717
 1,133,498  Federal Home Loan Mortgage Corp. Pool #141001
             7.75% Due 9/1/2016                                       1,137,010
   452,885  Federal Home Loan Mortgage Corp. Pool #297625
             8.50% Due 6/1/2017                                         469,293
   714,696  Federal Home Loan Mortgage Corp. Pool #533624
             8.50% Due 12/1/2007                                        737,751
   583,174  Federal Home Loan Mortgage Corp. Pool #533625
             8.50% Due 12/1/2007                                        601,305
 2,000,000  Federal Home Loan Mortgage Corp. Remic Pool #1206-GC
             7.00% Due 2/15/2020                                      1,989,198
 2,000,000  Federal Home Loan Mortgage Corp. Remic (Gold) 1197G
             6.75% Due 12/15/2006                                     1,983,498
 2,000,000  Federal Home Loan Mortgage Corp. Remic (Gold) 1278G
             7.00% Due 11/15/2020                                     2,008,138
 3,000,000  Federal National Mortgage Association CMO 1993-32H
             6.00% Due 3/25/2023                                      2,755,557
 2,000,000  Federal National Mortgage Association CMO 1993-76PJ
             6.00% Due 6/25/2008                                      1,856,898
 1,000,000  Federal National Mortgage Association Medium Term Note
             6.25% Due 1/14/2004                                        956,309
 2,000,000  Federal National Mortgage Association Medium Term Note
             7.14% Due 8/28/2002                                      2,019,318
 1,500,000  Federal National Mortgage Association Medium Term Note
             5.99% Due 10/27/2008                                     1,385,969
 2,000,000  Federal National Mortgage Association Medium Term Note
             7.46% Due 9/30/1999                                      2,055,478
 1,000,000  Federal National Mortgage Association Medium Term Note
             6.39% Due 12/9/2003                                        964,119
 1,000,000  Federal National Mortgage Association Note
             7.00% Due 8/12/2002                                      1,004,191
   867,525  Federal National Mortgage Association Pass
              Thru Pool #050987
             6.50% Due 2/1/2009                                         855,544
 1,297,287  Federal National Mortgage Association Pass
              Thru Pool #239024
             7.00% Due 10/1/2023                                      1,278,786
 1,380,540  Federal National Mortgage Association Pass
              Thru Pool #50966
             7.00% Due 1/1/2024                                       1,360,852
 1,024,715  Federal National Mortgage Association Pass
              Thru Pool #87277
             7.50% Due 4/1/2018                                       1,040,946
 3,000,000  Federal National Mortgage Association Remic G92-40L
             7.00% Due 7/25/2007                                      2,983,707
 1,000,000  Federal National Mortgage Association Remic #1991-47H
             7.50% Due 5/25/2006                                      1,019,229
   556,050  Government National Mortgage Association Custom #152027
             8.000% Due 10/20/2016                                      569,033
    20,381  Government National Mortgage Association Custom #209105
             8.000% Due 3/20/2017                                        20,850
   415,915  Government National Mortgage Association Jumbo #000675
             8.000% Due 12/20/2016                                      425,626
    97,043  Government National Mortgage Association
              Jumbo #000710
             8.000% Due 2/20/2017                                        99,277
 1,977,983  Government National Mortgage Association Pass
              Thru Pool
             8.00% Due 11/15/2024                                     2,032,059


See Notes to Financial Statements

Actively Managed Bond Fund
(Continued)
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Principal
Amount                                                                 Value
--------                                                               -----
UNITED STATES GOVERNMENT
AND AGENCY OBLIGATIONS (Continued)
$   973,956  Government National Mortgage Association
              Pass Thru Pool #377003
              8.00% Due 8/15/2024                                    $ 1,000,583
    954,953 Government National Mortgage Association
              Pass Thru Pool #385850
              8.00% Due 8/15/2024                                        981,061
      2,754  Government National Mortgage Association Pool #002919
              8.00% Due 2/15/2004                                          2,828
      2,941  Government National Mortgage Association Pool #010855
              8.00% Due 7/15/2006                                          3,027
     42,717  Government National Mortgage Association Pool #011192
              7.25% Due 4/15/2006                                         42,820
     21,241  Government National Mortgage Association Pool #025811
              9.00% Due 1/15/2009                                         22,469
     99,182  Government National Mortgage Association Pool #05214
              8.00% Due 7/15/2005                                        101,982
     59,395  Government National Mortgage Association Pool #1350
              6.50% Due 3/15/2002                                         58,950
    271,505  Government National Mortgage Association Pool #169957
              8.50% Due 7/15/2016                                        284,597
    176,716  Government National Mortgage Association Pool #193256
              8.00% Due 3/15/2017                                        182,220
    421,251  Government National Mortgage Association Pool #196754
              8.50% Due 2/15/2017                                        441,168
    154,800  Government National Mortgage Association Pool #202887
              8.00% Due 4/15/2017                                        159,621
     99,653  Government National Mortgage Association Pool #205624
              8.50% Due 3/15/2017                                        104,364
    304,361  Government National Mortgage Association Pool #213606
              8.00% Due 4/15/2017                                        313,841
     17,567  Government National Mortgage Association Pool #216159
              8.00% Due 4/15/2017                                         18,114
    410,437  Government National Mortgage Association Pool #218150
              8.00% Due 6/15/2017                                        423,222
     16,546  Government National Mortgage Association Pool #247493
              8.00% Due 7/15/2018                                         17,056
      7,793  Government National Mortgage Association Pool #290013
              8.00% Due 4/15/2020                                          8,025
    266,036  Government National Mortgage Association Pool #290123
              8.00% Due 6/15/2020                                        273,966
    182,850  Government National Mortgage Association Pool #291195
              8.00% Due 5/15/2020                                        188,301
    938,132  Government National Mortgage Association Pool #364979
              8.00% Due 4/15/2024                                        963,779
    913,908  Government National Mortgage Association Pool #373826
              8.00% Due 9/15/2023                                        939,378
    690,371  Government National Mortgage Association
               Sf Pool #226673
              9.50% Due 7/15/2017                                        738,662
  1,800,000  United States Strip Zero Coupon
              0.0% Due 2/15/2006                                         933,802
 10,020,000  United States Treasury Bonds
              9.25% Due 2/15/2016                                     12,941,441
  3,100,000  United States Treasury Notes
              8.75% Due 8/15/2000                                      3,450,688
  5,000,000  United States Treasury Notes
              7.875% Due 11/15/1999                                    5,337,500
  6,025,000  United States Treasury Notes
              6.00% Due 11/30/1997                                     6,040,063
  6,880,000  United States Treasury Notes
              5.75% Due 10/31/1997                                     6,871,400
  4,610,000  United States Treasury Notes
              5.50% Due 9/30/1997                                      4,581,188
 16,100,000  United States Treasury Notes
              5.625% Due 8/31/1997                                    16,034,570
  5,000,000  United States Treasury Stripped Interest Coupon
              0.0% Due 5/15/2004                                       2,924,445
 19,180,000  United States Treasury Stripped Interest Coupon
              0.0% Due 2/15/2010                                       7,450,452
  1,000,000  United States Treasury Stripped Interest Coupon
              0.0% Due 2/15/1999                                         819,389
  7,000,000  United States Treasury Stripped Interest Coupon
              0.0% Due 2/15/2002                                       4,765,103
                                                                    ------------
Total United States Government and Agency
 Obligations (Cost $123,508,998)                                    $126,564,388
                                                                    ------------
SHORT TERM INVESTMENTS

UNITED STATES GOVERNMENT AND
 AGENCY OBLIGATIONS                                  2.4%

$3,400,000 Federal Home Loan Bank Discount Note
            6.30% Due 10/2/1995
            (Cost $3,399,405)                                       $  3,399,405
                                                                    ------------
Total Investments (Cost $135,112,462)                98.9%          $138,631,236
Other Assets, Less Liabilities                        1.1%             1,495,758
                                                    -----           ------------
Net Assets                                          100.0%          $140,126,994
                                                    =====           ============
See Notes to Financial Statements

Statement of Assets and Liabilities                         September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
  Investments in securities at value
    (Cost $135,112,462)--Note 2 (A)                               $138,631,236
  Cash                                                                  40,001
  Receivable for units sold                                             24,885
  Dividends and interest receivable                                  1,533,552
  Other assets                                                          25,032
                                                                  ------------
                                                                   140,254,706

LIABILITIES:
  Payable for units redeemed                          $   421
  Payable to investment manager                        38,232
  Accrued expenses                                     89,059          127,712
                                                      -------     ------------
NET ASSETS at value, applicable to 4,736,926
  outstanding units of beneficial
   interest--Note 5                                               $140,126,994
                                                                  ============
NET ASSET VALUE, offering and redemption price
 per unit ($140,126,994 divided by 4,736,926 units)               $      29.58
                                                                  ============


Statement of Operations                           Year Ended September 30, 1995
--------------------------------------------------------------------------------
INVESTMENT INCOME:
   Income:
     Interest                                     $ 9,156,372
                                                  -----------
       Total Income                                                $ 9,156,372
    Expenses:
     Investment manager's fees--Note 3(A)             455,073
     Shareholder servicing fees and expenses
       --Note 3(B)                                    520,061
     Custodian fees and expenses                       43,263
     Legal and auditing fees                           21,674
     Consultant fees                                   11,216
     Trustees' fees and expenses--Note 3(C)            20,606
     Insurance premiums                                45,205
     Other                                             13,419
                                                  -----------
      Total Expenses                                                 1,130,517
                                                                   -----------
INVESTMENT INCOME--NET                                               8,025,855

REALIZED (LOSS) AND UNREALIZED GAIN ON
  INVESTMENTS--Note 4:
     Net realized (loss) on investments               (89,181)
     Unrealized appreciation on investments         9,180,073
                                                  -----------
NET REALIZED (LOSS) AND UNREALIZED
  GAIN ON INVESTMENTS                                                9,090,892
                                                                   -----------
NET INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                                                  $17,116,747
                                                                   ===========

See Notes to Financial Statements

Statement of Changes in Net Assets
--------------------------------------------------------------------------------
                                                  Year Ended        Year Ended
                                                   9/30/95           9/30/94
                                                  ----------        ----------
OPERATIONS:
Investment income--net                           $  8,025,855      $  7,643,139
Net realized gain (loss) on investments               (89,181)          297,408
Unrealized appreciation (depreciation)
 on investments                                     9,180,073       (14,855,294)
                                                 ------------      ------------
Net increase (decrease) in net assets
 resulting from operations                         17,116,747        (6,914,747)
                                                 ------------      ------------

CAPITAL TRANSACTIONS--Note 5:
Value of units sold                                15,769,704        23,323,590
Value of units redeemed                           (28,969,909)      (27,116,813)
                                                 ------------      ------------
Net (decrease) in net assets resulting
 from capital transactions                        (13,200,205)       (3,793,223)
                                                 ------------      ------------
Net increase (decrease)                             3,916,542       (10,707,970)
NET ASSETS at beginning of year                   136,210,452       146,918,422
                                                 ------------      ------------
NET ASSETS at end of year                        $140,126,994      $136,210,452
                                                 ============      ============
See Notes to Financial Statements

Intermediate-Term Bond Fund
Statement of Investments                                     September 30, 1995
--------------------------------------------------------------------------------
Principal
 Amount                                                                 Value
---------                                                               -----
CORPORATE BONDS                                         6.0%
$2,500,000  General Telephone of California
             6.75% Due 12/1/1997                                    $ 2,518,180
 1,500,000  Pepsico Inc.
             7.625% Due 12/18/1998                                    1,560,500
 1,500,000  New Jersey Bell Telephone Debenture
             4.875% Due 11/1/2000                                     1,394,817
                                                                    -----------
Total Corporate Bonds (Cost $5,473,179)                             $ 5,473,497
                                                                    -----------
MORTGAGE & ASSET BACKED SECURITIES                      0.1%
       $59  Veterans Administration & Federal Housing
             Authority Mortgages 5.25% (Cost $52)                   $        59
                                                                    -----------
UNITED STATES GOVERNMENT
  AND AGENCY OBLIGATIONS                                90.1%
$2,000,000  Federal Home Loan Bank Note
             6.27% Due 1/14/2004                                    $ 1,930,994
 1,000,000  Federal Home Loan Bank Structured Note
             5.75% Due 4/25/1997                                      1,000,403
 1,000,000  Federal Home Loan Bank Structured Note
             7.30% Due 4/11/2005                                      1,008,391
 1,000,000  Federal Home Loan Mortgage Corp.
             7.29% Due 4/7/2004                                       1,020,914
 1,000,000  Federal Home Loan Mortgage Corp.
             6.91% Due 6/20/2005                                      1,001,956
 1,354,971  Federal Home Loan Mortgage Corp.
             157 REMIC CMO
             8.75% Due 7/15/2000                                      1,397,042
 1,500,000  Federal Home Loan Mortgage Corp. CMO 1489G
             5.85% Due 10/15/2006                                     1,452,059
 1,000,000  Federal Home Loan Mortgage Corp. CMO 1534F
             6.00% Due 4/15/2020                                        970,059
 1,000,000  Federal Home Loan Mortgage Corp.
             Gold REMIC 1331H
             7.00% Due 11/15/2005                                     1,008,639
 4,146,667  Federal Home Loan Mortgage Corp.
             Gold REMIC 1278G
             7.00% Due 11/15/2020                                     4,163,540
 1,000,000  Federal Home Loan Mortgage Corp.
             Gold REMIC Series 1324Vc
             7.00% Due 6/15/2001                                      1,018,869
 2,000,000  Federal Home Loan Mortgage Corp. Note
             7.05% Due 1/29/2003                                      2,000,000
    84,239  Federal Home Loan Mortgage Corp. Pool #140536
             5.00% Due 10/1/1996                                         82,903
   122,219  Federal Home Loan Mortgage Corp. Pool #309883
             7.00% Due 9/1/1998                                         121,559
   331,885  Federal Home Loan Mortgage Corp. Pool #251478
             7.00% Due 12/1/1998                                        330,650
   110,746  Federal Home Loan Mortgage Corp. Pool #200070
             7.50% Due 4/1/2002                                         111,851
    15,926  Federal Home Loan Mortgage Corp. Pool #297945
             7.50% Due 5/1/1997                                          15,784
   182,937  Federal Home Loan Mortgage Corp. Pool #200071
             7.50% Due 5/1/2002                                         184,763
   182,368  Federal Home Loan Mortgage Corp. Pool #212242
             7.50% Due 7/1/2001                                         184,050
    75,139  Federal Home Loan Mortgage Corp. Pool #212719
             7.50% Due 8/1/2001                                          75,831
   236,624  Federal Home Loan Mortgage Corp. Pool #213857
             7.50% Due 11/1/2001                                        238,806
    37,594  Federal Home Loan Mortgage Corp. Pool #214040
             7.50% Due 12/1/2001                                         37,940
   156,354  Federal Home Loan Mortgage Corp. Pool #320139
             8.00% Due 9/1/2001                                         158,841
    74,779  Federal Home Loan Mortgage Corp. Pool #200034
             8.50% Due 5/1/2001                                          76,537
    26,061  Federal Home Loan Mortgage Corp. Pool #200030
             9.00% Due 3/1/2001                                          26,832
    34,307  Federal Home Loan Mortgage Corp. Pool #200035
             9.00% Due 5/1/2001                                          35,323
   130,957  Federal Home Loan Mortgage Corp. Pool #200040
             9.00% Due 6/1/2001                                         134,832
   660,000  Federal Home Loan Mortgage Corp. Structured Note
             4.90% Due 9/3/2003                                         652,452
 1,275,483  Federal National Mortgage Association CMO 93-244A
             0.0% Due 11/25/2023                                      1,175,407
 2,000,000  Federal National Mortgage Association CMO 1993-162C
             3.00% Due 8/25/2023                                      1,769,838
 1,000,000  Federal National Mortgage Association CMO G93-3G
             6.00% Due 6/25/2018                                        950,889
 2,000,000  Federal National Mortgage Association CMO G93-27Ae
             6.00% Due 11/25/2019                                     1,846,898
 1,000,000  Federal National Mortgage Association CMO G93-8Pg
             6.50% Due 7/25/2018                                        973,059
   959,145   Federal National Mortgage Association CMO 1991-19G
             7.00% Due 2/25/2019                                        957,782
 1,500,000  Federal National Mortgage Association
             Medium Term Note
             6.24% Due 1/28/2004                                      1,446,149
 1,000,000  Federal National Mortgage Association
             Medium Term Note
             6.25% Due 1/14/2004                                        956,309
 2,000,000  Federal National Mortgage Association
             Medium Term Note
             6.38% Due 6/25/2003                                      1,955,726
 2,000,000  Federal National Mortgage Association
             Medium Term Note
             7.46% Due 9/30/1999                                      2,055,478
 1,000,000  Federal National Mortgage Association Note
             7.00% Due 8/12/2002                                      1,004,191
   867,525  Federal National Mortgage Association Pass Thru
             Pool #050987
             6.50% Due 2/1/2009                                         855,544
   569,286  Federal National Mortgage Association Pool #87277
             7.50% Due 4/1/2018                                         578,303

See Notes to Financial Statements

Statement of Investments                                     September 30, 1995
-------------------------------------------------------------------------------

Principal
 Amount                                                                  Value
---------                                                                -----
UNITED STATES GOVERNMENT
 AND AGENCY OBLIGATIONS (Continued)

$   196,582  Federal National Mortgage Association Pool #46609
              8.00% Due 5/1/2002                                    $   202,112
    147,387  Federal National Mortgage Association Pool #48103
              8.00% Due 5/1/2002                                        151,534
    210,353  Federal National Mortgage Association Pool #47932
              8.00% Due 5/1/2002                                        216,272
    175,787  Federal National Mortgage Association Pool #47402
              8.00% Due 5/1/2002                                        180,733
     27,294  Federal National Mortgage Association Pool #47137
              8.00% Due 5/1/2002                                         28,062
    316,351  Federal National Mortgage Association Pool #46872
              8.00% Due 5/1/2002                                        324,760
     54,040  Federal National Mortgage Association Pool #7242
              8.50% Due 7/1/2001                                         55,663
     14,543  Federal National Mortgage Association Pool #29658
              8.50% Due 7/1/2001                                         14,979
     11,860  Federal National Mortgage Association Pool #31393
              8.50% Due 8/1/2001                                         12,216
      5,192  Federal National Mortgage Association Pool #31435
              8.50% Due 8/1/2001                                          5,348
    112,643  Federal National Mortgage Association Pool #30409
              8.50% Due 9/1/2001                                        116,027
      2,467  Federal National Mortgage Association Pool #24179
              9.00% Due 4/1/2001                                          2,571
     30,602  Federal National Mortgage Association Pool #26707
              9.00% Due 5/1/2001                                         31,884
     59,032  Federal National Mortgage Association Pool #26607
              9.00% Due 5/1/2001                                         61,507
    237,076  Federal National Mortgage Association Pool #28785
              9.00% Due 6/1/2001                                        247,016
    123,643  Federal National Mortgage Association Pool #28645
              9.00% Due 6/1/2001                                        128,828
     52,297  Federal National Mortgage Association Pool #29470
              9.00% Due 7/1/2001                                         54,490
  1,674,157  Federal National Mortgage Association Pool #82407
              9.00% Due 3/1/2004                                      1,752,555
  1,500,000  Federal National Mortgage Association REMIC 1992-9G
              7.00% Due 7/25/2005                                     1,508,954
     10,000  United States Treasury Bonds
              3.50% Due 11/15/1998                                        9,747
  9,875,000  United States Treasury Notes
              8.875% Due 11/15/1997                                  10,458,227
 10,000,000  United States Treasury Notes
              7.875% Due 11/15/1999                                  10,675,000
    500,000  United States Treasury Notes
              3.875% Due 10/31/1995                                     499,375
  3,000,000  United States Treasury Stripped Coupons
              0.0% Due 2/15/2000                                      2,315,067
  4,000,000  United States Treasury Stripped Coupons
              0.0% Due 8/15/2002                                      2,641,956
  4,000,000  United States Treasury Stripped Coupons
              0.0% Due 2/15/1999                                      3,277,556
 11,000,000  United States Treasury Stripped Coupons
              0.0% Due 2/15/1998                                      9,588,578
                                                                    -----------
Total United States Government and Agency
 Obligations (Cost $78,698,412)                                     $81,528,410
                                                                    -----------
SHORT TERM INVESTMENTS               2.4%
$2,200,000   Federal Home Loan Bank Discounted Note
              6.30% Due 10/02/1995
             (Cost $2,199,615)                                      $ 2,199,615
                                                                    -----------
Total Investments (Cost $86,371,258)                  98.6%         $89,201,581
Other assets, less liabilities                         1.4%           1,280,408
                                                     -----          -----------
Net Assets                                           100.0%         $90,481,989
                                                     =====          ===========

See Notes to Financial Statements
                                       46

Statement of Assets and Liabilities                           September 30, 1995
--------------------------------------------------------------------------------
ASSETS:
 Investments in securities at value
  (Cost $86,371,258)--Note 2(A)                                     $89,201,581
 Cash                                                                    73,917
 Receivable for units sold                                               22,884
 Dividends and interest receivable                                    1,267,029
 Other assets                                                            16,477
                                                                    -----------
                                                                     90,581,888
LIABILITIES:

 Payable for units redeemed                           $    90
 Payable to investment managers                        26,147
 Accrued expenses                                      73,662            99,899
                                                      -------       -----------
NET ASSETS at value, applicable to 3,230,899
 outstanding units of beneficial interest--Note 5                   $90,481,989
                                                                    ===========
NET ASSET VALUE, offering and redemption price
 per unit ($90,481,989 divided by 3,230,899 units)                  $     28.01
                                                                    ===========

Statement of Operations                           Year Ended September 30, 1995
-------------------------------------------------------------------------------

INVESTMENT INCOME:
 Income:
  Interest                                         $6,378,430
                                                   ----------
   Total Income                                                     $ 6,378,430
 Expenses:
  Investment manager's fees--Note 3(A)                313,881
  Shareholder servicing fees and
   expenses--Note 3(B)                                413,881
  Custodian fees and expenses                          35,970
  Legal and auditing fees                              19,074
  Consultant fees                                      11,216
  Trustees' fees and expenses--Note 3(C)               20,606
  Insurance premiums                                   31,094
  Other                                                13,435
                                                   ----------
   Total Expenses                                                       859,157
                                                                    -----------
   INVESTMENT INCOME--NET                                             5,519,273
REALIZED AND UNREALIZED GAIN
 ON INVESTMENTS--Note 4:
 Net realized gain on investments                     148,558
 Unrealized appreciation on investments             2,902,615
                                                   ----------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                       3,051,173
                                                                    -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $ 8,570,446
                                                                    ===========


See Notes to Financial Statements
                                       47

Statements of Changes in Net Assets
-------------------------------------------------------------------------------
                                                   Year Ended       Year Ended
                                                     9/30/95          9/30/94
                                                  -----------       -----------

OPERATIONS:

Investment income-net                             $ 5,519,273       $ 5,400,952
Net realized gain on investments                      148,558           671,412
Unrealized (depreciation) on investments            2,902,615        (8,152,248)
                                                  -----------       -----------
Net increase (decrease) in net assets
  resulting from operations                         8,570,446        (2,079,884)
                                                  -----------       -----------
CAPITAL TRANSACTIONS--Note 5:

Value of units sold                                11,398,598        16,644,193
Value of units redeemed                           (19,266,677)      (22,599,674)
                                                  -----------       -----------
Net (decrease) in net assets resulting
 from capital transactions                         (7,868,079)       (5,955,481)
                                                  -----------       -----------
Net increase (decrease)                               702,367        (8,035,365)
NET ASSETS at beginning of year                    89,779,622        97,814,987
                                                  -----------       -----------
NET ASSETS at end of year                         $90,481,989       $89,779,622
                                                  ===========       ===========

See Notes to Financial Statements
                                       48

Short-Term Investment Fund
Statement of Investments                                     September 30, 1995
-------------------------------------------------------------------------------
Principal
 Amount                                                                  Value
---------                                                                -----
UNITED STATES GOVERNMENT AND AGENCY
 OBLIGATIONS                      91.9%

$ 1,000,000  Federal Farm Credit Bank
              5.70% Due 1/2/1996                                    $   999,531
  1,000,000  Federal Home Loan Bank
              6.12% Due 7/24/1997                                       996,683
    565,000  Federal Home Loan Bank
              4.36% Due 4/25/1996                                       559,976
    350,000  Federal Home Loan Bank
              4.50% Due 9/23/1996                                       345,441
    350,000  Federal Home Loan Bank
              6.16% Due 7/25/1997                                       349,074
    250,000  Federal Home Loan Bank
              6.29% Due 8/22/1997                                       249,847
    250,000  Federal Home Loan Bank
              6.20% Due 8/1/1997                                        249,461
    200,000  Federal Home Loan Bank
              4.80% Due 7/12/1996                                       198,396
    195,000  Federal Home Loan Bank
              4.125% Due 1/26/1996                                      194,127
    100,000  Federal Home Loan Bank
              4.55% Due 5/28/1996                                        99,150
    250,000  Federal Home Loan Bank
              5.67% Due 10/30/1995                                      249,953
 13,800,000  Federal Home Loan Bank Discount Note
              6.30% Due 10/2/1995                                    13,797,585
    750,000  Federal Home Loan Bank Discount Note
              6.22% Due 11/17/1995                                      743,910
    500,000  Federal Home Loan Bank Discount Note
              6.18% Due 11/6/1995                                       496,910
    300,000  Federal Home Loan Bank Note
              5.375% Due 11/27/1995                                     299,764
  1,350,000  Federal Home Loan Bank Note
              5.00% Due 10/25/1995                                    1,349,157
    500,000  Federal Home Loan Bank (Callable Step-Up)
              5.75% Due 5/3/1996                                        500,338
    600,000  Federal Home Loan Mortgage Corp.
              4.40% Due 3/11/1996                                       595,777
    200,000  Federal Home Loan Mortgage Corp.
              3.94% Due 10/18/1995                                      199,789
  1,000,000  Federal National Mortgage Association Discount Note
              5.61% Due 11/6/1995                                      994,295
    555,000  Federal National Mortgage Association Note
              5.11% Due 11/13/1995                                      554,464
  1,100,000  United States Treasury Notes
              3.875% Due 10/31/1995                                   1,099,764
                                                                    -----------
             Total United States Government and Agency Obligations
              (Cost $25,116,171)                                    $25,123,392
                                                                    -----------

COMMERCIAL PAPER                   9.1%
$ 1,000,000  Coca-Cola Company
              5.70% Due 11/3/1995                                   $   994,775
  1,000,000  General Electric Capital Corp.
              5.70% Due 10/5/1995                                       999,367
    500,000  Merrill Lynch
              5.73% Due 11/8/1995                                       496,976
                                                                    -----------
             Total Commercial Paper
              (Cost $2,491,118)                                     $ 2,491,118
                                                                    -----------

CORPORATE NOTES                    7.1%
$ 1,000,000  Dow Chemical Company
              4.625% Due 10/15/1995                                 $   999,365
    100,000  Dow Chemical Company
              4.625% Due 10/15/1995                                      99,946
    850,000  Merrill Lynch
              5.875% Due 12/1/1995                                      849,738
                                                                    -----------
             Total Corporate Notes
              (Cost $1,949,213)                                     $ 1,949,049
                                                                    -----------
             Total Investments
              (Cost $29,556,502)                        108.1%      $29,563,559
             Liabilities, net of assets                  -8.1%       (2,203,648)
                                                        -----       -----------
             Net Assets                                 100.0%      $27,359,911
                                                        =====       ===========

See Notes to Financial Statements
                                       49

Statement of Assets and Liabilities                          September 30, 1995
-------------------------------------------------------------------------------
ASSETS:
  Investments in securities at value
   (Cost $29,556,502)--Note 2 (A)                                   $29,563,559
  Cash                                                                   62,112
  Receivable for units sold                                              46,191
  Dividends and interest receivable                                     215,229
  Other assets                                                           14,154
                                                                    -----------
                                                                     29,901,245

LIABILITIES:
  Payable for investments purchased                  $2,391,900
  Payable for units redeemed                             96,016
  Payable to investment manager                           5,666
  Accrued expenses                                       47,752       2,541,334
                                                     ----------     -----------
NET ASSETS at value, applicable to 1,416,638
 outstanding units of beneficial
 interest--Note 5                                                   $27,359,911
                                                                    ===========
NET ASSET VALUE, offering and redemption price
 per unit ($27,359,911
  divided by 1,416,638 units)                                       $     19.31
                                                                    ===========

Statement of Operations                           Year Ended September 30, 1995
-------------------------------------------------------------------------------
INVESTMENT INCOME:
  Income:
   Interest                                          $1,670,112
                                                     ----------
    Total Income                                                    $ 1,670,112
  Expenses:
   Investment manager's fees--Note 3(A)                  72,748
   Shareholder servicing fees and expenses--
    Note 3(B)                                           170,496
   Custodian fees and expenses                           20,570
   Legal and auditing fees                               17,374
   Consultant fees                                        7,977
   Trustees' fees and expenses--Note 3(C)                20,606
   Insurance premiums                                    12,008
   Other                                                 13,408
                                                     ----------
    Total Expenses                                      335,187
   Less expense reimbursement--Note 3(A)               (102,392)
                                                     ----------
    Net Expenses                                                        232,795
                                                                    -----------
INVESTMENT INCOME--NET                                                1,437,317

REALIZED AND UNREALIZED GAIN ON INVESTMENTS--Note 4:
   Realized gain on investments                             --
   Unrealized appreciation on investments                29,085
                                                     ----------

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                          29,085
                                                                    -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $ 1,466,402
                                                                    ===========

See Notes to Financial Statements
                                       50

Statement of Changes in Net Assets
------------------------------------------------------------------------------
                                                    Year Ended       Year Ended
                                                      9/30/95          9/30/94
                                                    ----------       ----------
OPERATIONS:
Investment income--net                              $ 1,437,317     $   921,400
Net realized gain (loss) on investments                    --              (430)
Unrealized appreciation (depreciation)
 on investments                                          29,085          (5,788)
                                                    -----------     -----------
Net increase in net assets resulting
 from operations                                      1,466,402         915,182
                                                    -----------     -----------
CAPITAL TRANSACTIONS--Note 5:
Value of units sold                                  11,985,311      10,882,572
Value of units redeemed                             (16,066,312)    (16,939,920)
                                                    -----------     -----------
Net (decrease) in net assets resulting
 from capital transactions                           (4,081,001)     (6,057,348)
                                                    -----------     -----------
Net (decrease)                                       (2,614,599)     (5,142,166)
NET ASSETS at beginning of year                      29,974,510      35,116,676
                                                    -----------     -----------
NET ASSETS at end of year                           $27,359,911     $29,974,510
                                                    ===========     ===========

See Notes to Financial Statements
                                       51

NOTES TO FINANCIAL STATEMENTS

NOTE 1--GENERAL

     Participation in RSI Retirement Trust ("RSI") is limited to IRA's and trusts established by eligible corporate employers, which includes banks, savings banks, credit unions, savings and loan associations and other organizations determined by the Trustees of RSI to have business interests in common with organizations participating in RSI. Such trusts are exempt from taxation under Section 501(a) of the Internal Revenue Code ("Code") and have been established under pension or profit sharing plans which are qualified under
Section 401 of the Code ("Participating Plans").

     In order to provide investment products to Participating Plans, RSI operates, pursuant to an Agreement and Declaration of Trust amended and restated effective as of August 1, 1990 ("Trust Agreement"), as a series fund currently issuing as of September 30, 1995 seven classes of units of beneficial interest:
Core Equity Fund, Emerging Growth Equity Fund, Value Equity Fund, International Equity Fund, Actively Managed Bond Fund, Intermediate-Term Bond Fund and Short-Term Investment Fund ("Investment Funds"). The Trust Agreement was amended in 1984 to provide for the operation of RSI as an open-end management investment company under the Investment Company Act of 1940 ("Act"). Retirement System Distributors Inc. ("Distributors") acts as the distributor of the Investment Funds' units of beneficial interest. The Distributor is a wholly owned subsidiary of Retirement System Group Inc ("Group").

     On April 24, 1992, the remaining unitholders of RSI's Dedicated Bond Fund sold their units and the proceeds were used to purchase units in other RSI fixed-income funds. The Dedicated Bond Fund has been inactive subsequent to this date, but may be reactivated again, should a number of clients elect to "immunize" their retiree liabilities. The financial highlights of the Dedicated Bond Fund are presented for each of the two years in the period ended September 30, 1991 and for the period from October 1, 1991 through April 24, 1992, the date on which all of its units were redeemed.

     The financial statements of the Investment Funds are presented on a combined and individual basis. The combined financial statements should be read in conjunction with the individual financial statements.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

(A) Securities Valuation: Except for debt securities with remaining maturities of 60 days or less, investments for which market prices are available are valued as follows:

     (1) each listed security is valued at its closing price obtained from the respective exchange on which the security is listed, or, if there were no sales on that day, at its last reported closing or bid price. For international securities other than those traded on Far East markets, the last recorded prices at the close of business on the New York Stock Exchange are used to price the holdings. For securities traded in the Far East markets, the closing prices are used to value the securities.

     (2) each unlisted security quoted on the NASDAQ is valued at the last current bid price obtained from the NASDAQ;

     (3) United States Government and agency obligations and certain other debt obligations are valued based upon bid quotations from various market makers for identical or similar obligations.

     (4) Mortgage-backed securities and asset-backed securities are valued with a cash flow model based on both the pre-payment assumptions (Public Securities Association median) and the price-yield spreads over comparable United States Treasury Securities.

     (5) short-term money market instruments (such as certificates of deposit, bankers' acceptances and commercial paper) are valued by bid quotations or by reference to bid quotations of available yields for similar instruments of issuers with similar credit rating.

     Debt securities with remaining maturities of 60 days or less are valued on the basis of amortized cost. In the absence of an ascertainable market value, investments are valued at their fair value as determined by the officers of RSI using methods and procedures reviewed and approved by RSI's Trustees.

     Investments and other assets and liabilities denominated in foreign currencies are translated to U.S. dollars at the prevailing rates of exchange. It is not practical to isolate that portion of income arising from changes in the exchange rates from the portion arising from changes in the market prices of securities.

(B) Securities Transactions and Investment Income: Securities transactions are recorded on a trade date basis. Realized gain and loss from securities transactions are recorded on a specific cost basis. Dividend income is recognized on the ex-dividend date or when the dividend information is known; interest income, including, where applicable, amortization of discount and premium on investments and zero coupon bonds, is recognized on an accrual basis.

     The Investment Funds may enter into repurchase agreements with financial institutions, deemed to be creditworthy by the Investment Funds' Manager, subject to the sellers' agreement to repurchase and the Funds' agreement to resell such securities at a mutually agreed upon price. Securities purchased subject to repurchase agreements are deposited with the Investment Funds' custodian and, pursuant to the terms of the repurchase agreement, must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. If the value of the underlying securities falls below the value of the repurchase price plus accrued interest, the Investment Funds will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults on its repurchase obligation, the Investment Funds maintain the right to sell the underlying securities at market value and may claim any resulting loss against the seller.

(C) Dividends to Unitholders: RSI does not normally declare nor pay dividends on its net investment income or capital gains.

(D) Federal Income Taxes: RSI has received a determination letter from the Internal Revenue Service stating that it is exempt from taxation under
     Section 501(a) of the Internal Revenue Code with respect to funds derived from Participating Plans which are pension or profit sharing trusts maintained in conformity with Section 401 of the Code.

(E) Other: RSI accounts separately for the assets, liabilities and operations of each Investment Fund. Expenses directly attributed to each Investment Fund are charged to that Investment Fund's operations; expenses which are applicable to all Investment Funds are allocated among them.

     Administrative expenses incurred by RSI relating to the administration of Plans of Participation are charged to Full Participating Employers (as defined in the Trust Agreement) and are not included in the operation of the Investment Funds.

     The Investment Funds may enter into financial futures contracts which require initial margin deposits of cash or U.S. Government securities equal to approximately 10% of the value of the contract. During the period the financial futures are open, changes in the value of the contracts are recognized by "marking to market" on a daily basis to reflect the market value of the contracts at the close of each day's trading. Accordingly, variation margin payments are made or received to reflect daily unrealized gains or losses. The Investment Fund is exposed to market risk as a result of movements in securities, values and interest rates.

NOTE 3--INVESTMENT MANAGERS' FEES AND OTHER TRANSACTIONS WITH AFFILIATES

(A) Retirement System Investors Inc. ("Investors") is the Investment Advisor for each Investment Fund. Investors has retained sub-advisors to manage the International Equity Fund and the Emerging Growth Equity Fund. Investors acts as Investment Manager to the remaining Trust Investment Funds, and in the case of all Investment Funds, exercises general oversight with respect to the portfolio management, including reporting of manager performance to the Trustees and Investment Committee, compliance matters, sub-advisory portfolio analysis, and presentations to unitholders. Prior to April 1, 1995, NFJ Investment Group was the sub-advisor of the Value Equity Fund.

     Fees incurred by Investors pursuant to the provisions of its investment management contracts are payable monthly to Investors and quarterly to all sub-advisors and are computed based on the value of the net assets of each Investment Fund determined on a monthly or quarterly bases as appropriate at the rates listed in the following table.


Investment Fund                 Investment Manager                    Fee
---------------                 ------------------                    ---
Core Equity Fund        Retirement System Investors Inc.         .60% on first $50 million
                                                                 .50% on next $150 million, and
                                                                 .40% over $200 million

Value Equity Fund       Retirement System Investors Inc.         .60% on first $10 million,
                        (NFJ Investment Group, Inc. was          .50% on next $10 million,
                        Sub-adviser through March 31, 1995)      .40% on next $20 million,
                                                                 .30% on next $20 million,
                                                                 .20% on next $40 million,
                                                                 .15% on next $50 million, and
                                                                 .10% over $150 million

                                       54


Investment Fund                 Investment Manager                    Fee
---------------                 ------------------                    ---
Emerging Growth         Friess Associates, Inc. (Sub-adviser)  1.00%
Equity Fund             The Putnam Advisory Company, Inc.      1.00% on first $25 million,
                        (Sub-adviser)                          and .75% over $25 million

International           Morgan Grenfell Investment             .60% on first $50 million,
Equity Fund             Services Limited (Sub-adviser)         and .50% over $50 million

Actively Managed        Retirement System Investors Inc.       .40% on first $50 million,
Bond Fund                                                      .30% on next $100 million,
                                                               and .20% over $150 million

Intermediate-Term       Retirement System Investors Inc.       .40% on first $50 million,
Bond Fund                                                      .30% on next $100 million,
                                                               and .20% over $150 million

Short-Term              Retirement System Investors Inc.       .25% on first $50 million,
Investment Fund                                                and .20% over $50 million


     RSI's investment management agreement with Investors provides for RSI to receive a management fee of 0.20% per annum of the average daily net assets of the Investment Funds that employ a sub-advisor. For the period ended September 30, 1995, Investors has voluntarily waived a portion of its investment manager's fee from the Short-Term Investment Fund amounting to $102,392, to limit the Funds annual expenses to 0.80% of average net assets.

(B) Shareholder servicing fees and expenses for the period ended September 30, 1995 consist of fees paid to Retirement System Consultants Inc., (a subsidiary of Group) under a contract for providing administrative services for the Investment Funds. The fee arrangement applicable for each of the investment funds is as follows:

                    Average Net Assets               Fee
                    ------------------               ---
                    First $25 million               .60%
                    Next $25 million                .50%
                    Next $25 million                .40%
                    Next $25 million                .30%
                    Over $100 million               .20%

(C) Each Trustee who is not an officer of RSI receives an annual fee of $7,000 and a fee of $800 per meeting attended, except that such fee is $400 for a telephonic meeting. (Committee chairs receive an additional $100 per meeting.) Such Trustees also participate in a deferred compensation plan which permits each Trustee to defer payment of a portion of their fees. A Trustee and several officers of RSI are also officers of Group and its subsidiaries.

NOTE 4--SECURITIES TRANSACTIONS

     The following summarizes the securities transactions, other than short-term securities, by the various Investment Funds for the period ended September 30, 1995:

                                               Purchases           Sales
                                             ------------     ------------
 Core Equity Fund                            $ 11,376,271     $ 17,149,263
 Value Equity Fund                             24,636,733       23,539,329
 Emerging Growth Equity Fund                   97,321,566       94,812,129
 International Equity Fund                     15,028,894       13,889,715
 Actively Managed Bond Fund                    24,085,788       23,633,671
 Intermediate-Term Bond Fund                   17,104,162       13,304,577
                                             ------------     ------------
   Total                                     $189,553,414     $186,328,684
                                             ============     ============

     Net unrealized appreciation (depreciation) consisting of gross unrealized appreciation and gross unrealized depreciation at September 30, 1995 for each of the Investment Funds was as follows:

                                   Net Unrealized     Gross            Gross
                                    Appreciation    Unrealized      Unrealized
                                   (Depreciation)  Appreciation    Depreciation
                                   --------------  ------------    ------------

Core Equity Fund                   $ 89,957,193   $ 90,513,115    $  (555,922)
Value Equity Fund                     5,458,957      5,734,868       (275,911)
Emerging Growth Equity Fund          17,872,959     18,875,820     (1,002,861)
International Equity Fund             4,905,869      5,947,655     (1,041,786)
Actively Managed Bond Fund            3,518,774      4,540,349     (1,021,575)
Intermediate-Term Bond Fund           2,830,323      3,204,158       (373,835)
Short-Term Investment Fund                7,057         12,003         (4,946)
                                   ------------   ------------    -----------
  Total                            $124,551,132   $128,827,968    $(4,276,836)
                                   ============   ============    ===========


     As of September 30, 1995, the International Equity Fund had outstanding forward currency contracts as set forth below. These contracts are reported in the financial statements at the Fund's net gain of $189,208, which is the difference between the forward foreign exchange rate at the dates of entry into the contracts and the forward rates at September 30, 1995.

                      Contracts to sell
                      -----------------
   104,300,000 Japanese Yen for U.S. $1,265,391, 11/16/1995       181,612
   216,700,000 Japanese Yen for U.S. $2,240,951, 12/07/1995        36,246
     5,200,000 French Francs for U.S. $1,026,633, 11/30/1995      (28,650)
                                                                 --------
                                                                 $189,208
                                                                 ========

     The following summarizes the market value of securities that were on loan to brokers and the value of securities and cash held as collateral for these loans at September 30, 1995:

                                                   Value of
                                                  Securities        Value of
                                                    Loaned         Collateral
                                                 -----------      -----------
    Core Equity Fund                             $   929,990      $   989,649
    Value Equity Fund                              3,235,630        3,462,862
    Emerging Growth Equity Fund                   13,458,556       14,203,455
    International Equity Fund                      1,226,285        1,274,523
    Actively Managed Bond Fund                    30,044,908       30,562,800
    Intermediate-Term Bond Fund                    2,374,868        2,405,843
                                                 -----------      -----------
      Total                                      $51,270,237      $52,899,132
                                                 ===========      ===========


     These securities lending arrangements may result in significant credit exposure in the event the counterparty to the transaction was unable to fulfill its contractual obligations. In accordance with industry practice, the securities lending agreements are generally collaterized by cash or securities with a market value in excess of the Investment Funds obligation under the contract. The Investment Funds attempt to minimize credit risk associated with these activities by monitoring broker credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Investment Funds when deemed necessary.

     For the year ended September 30, 1995 the Value Equity Fund, Emerging Growth Equity Fund and the International Equity Fund each had expenses paid through brokerage/service arrangements which amounted to $21,206, $17,073 and $20,000, respectively.

NOTE 5--CAPITAL TRANSACTIONS:

     At September 30, 1995 there were an unlimited number of units of beneficial interest authorized for each Investment Fund.

     Transactions in the units of beneficial interest of each Investment Fund for the year ended September 30, 1995 were as follows:

                           Core Equity Fund              Value Equity Fund
                         ---------------------        ----------------------
                          Units       Amount            Units       Amount
                         -------  ------------        --------   -----------
Units sold               720,368  $ 28,004,631         255,492   $ 7,261,555
Units redeemed          (633,274)  (24,532,607)       (228,928)   (6,491,239)
                        --------  ------------        --------   -----------
Net increase              87,094  $  3,472,024          26,564   $   770,316
                        ========  ============        ========   ===========

                             Emerging Growth                International
                              Equity Fund                   Equity Fund
                         ---------------------        ----------------------
                          Units       Amount            Units       Amount
                         -------  ------------        --------   -----------
Units sold               291,562  $ 11,643,470         151,666   $ 5,659,129
Units redeemed          (215,323)   (8,606,464)       (130,786)   (4,833,851)
                        --------  ------------        --------   -----------
Net increase              76,239  $  3,037,006          20,880   $   825,278
                        ========  ============        ========   ===========

                           Actively Managed             Intermediate-Term
                              Bond Fund                     Bond Fund
                         ---------------------        ----------------------
                          Units       Amount            Units       Amount
                         -------  ------------        --------  ------------
Units sold               575,262  $ 15,769,704         431,437  $ 11,398,598
Units redeemed        (1,064,868)  (28,969,909)       (735,598)  (19,266,677)
                      ----------  ------------        --------  ------------
Net (decrease)          (489,606) $(13,200,205)       (304,161) $ (7,868,079)
                      ==========  ============        ========  ============

                              Short-Term
                            Investment Fund
                         ---------------------
                          Units       Amount
                         -------  ------------
Units sold               637,944  $ 11,985,311
Units redeemed          (853,573)  (16,066,312)
                        --------  ------------
Net (decrease)          (215,629) $ (4,081,001)
                        ========  ============

     Transactions in the units of beneficial interest of each Investment Fund for the year ended September 30, 1994 were as follows:

                              Core Equity Fund              Value Equity Fund
                          -----------------------        ----------------------
                            Units       Amount            Units       Amount
                          ---------  ------------        --------  ------------
Units sold                 570,998   $ 19,983,360        200,343  $  5,263,921
Units redeemed            (829,507)   (29,085,529)      (322,977)   (8,462,033)
                          --------   ------------       --------  ------------
Net (decrease)            (258,509)  $ (9,102,169)      (122,634) $ (3,198,112)
                          ========   ============       ========  ============

                               Emerging Growth                International
                                Equity Fund                   Equity Fund
                          -----------------------        ----------------------
                            Units       Amount            Units       Amount
                          ---------  ------------        --------  ------------
Units sold                 257,643   $  9,029,724        247,306  $  9,450,659
Units redeemed            (509,133)   (18,168,143)      (128,010)   (4,744,547)
                          --------   ------------       --------  ------------
Net increase (decrease)   (251,490)  $ (9,138,419)       119,296  $  4,706,112
                          ========   ============       ========  ============

                            Actively Managed             Intermediate-Term
                                Bond Fund                     Bond Fund
                         ------------------------        ----------------------
                            Units       Amount            Units       Amount
                         ----------  ------------        --------  ------------
Units sold                 872,273   $ 23,323,590        645,351  $ 16,644,193
Units redeemed          (1,001,418)   (27,116,813)      (879,421)  (22,599,674)
                          --------   ------------       --------  ------------
Net (decrease)            (129,145)  $ (3,793,223)      (234,070) $ (5,955,481)
                          ========   ============       ========  ============

                               Short-Term
                             Investment Fund
                          ---------------------
                            Units       Amount
                          -------   ------------
Units sold                 601,384  $ 10,882,572
Units redeemed            (938,462)  (16,939,920)
                          --------  ------------
Net (decrease)            (337,078) $ (6,057,348)
                          ========  ============

     Net assets at September 30, 1995 are comprised as follows:


                                    Core Equity   Value Equity   Emerging Growth  International
                                       Fund           Fund            Fund         Equity Fund
                                 -------------    ------------   ------------     ------------
Paid-in capital (deficit)        $ (18,701,457)   $(19,587,206)  $(11,645,817)    $  (419,370)
Accumulated income (loss)           42,360,853      17,029,737       (530,918)     (1,482,227)
Accumulated realized gain           76,325,010      40,922,341     68,929,104      27,948,084
Unrealized appreciation             89,957,193       5,458,957     17,872,959       5,097,094
                                  ------------    ------------   ------------     -----------
Net Assets                        $189,941,599    $ 43,823,829   $ 74,625,328     $31,143,581
                                  ============    ============   ============     ===========



                                Actively Managed   Intermediate-Term     Short-Term
                                   Bond Fund           Bond Fund       Investment Fund
                                 -------------     -----------------   ---------------
Paid-in capital (deficit)        $ (34,818,581)       $(39,587,883)      $(12,376,465)
Accumulated income                 138,658,136         113,463,866         38,399,408
Accumulated realized gain           32,768,665          13,775,683          1,329,911
Unrealized appreciation
(depreciation)                       3,518,774           2,830,323              7,057
                                  ------------        ------------       ------------
Net Assets                        $140,126,994        $ 90,481,989       $ 27,359,911
                                  ============        ============       ============

                                       60

NOTE 6--FINANCIAL HIGHLIGHTS

                                                                CORE EQUITY FUND
                                           ---------------------------------------------------------
                                             Year        Year        Year        Year         Year
                                            Ended       Ended       Ended       Ended        Ended
                                           9/30/95     9/30/94     9/30/93     9/30/92      9/30/91
                                           --------    --------    --------    --------     --------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
Net Asset Value, Beginning of Year         $  35.57    $  34.49    $  30.09    $  27.68     $  23.15
                                           --------    --------    --------    --------     --------
Income from Investment Operations:
  Investment income--net                       0.74        0.54        0.56        0.65         0.75
  Net realized and unrealized gain
   (loss) on investments                      10.40        0.54        3.84        1.76         3.78
                                           --------    --------    --------    --------     --------
     Total from Investment Operations         11.14        1.08        4.40        2.41         4.53
                                           --------    --------    --------    --------     --------
 Net Asset Value, End of Year              $  46.71   $   35.57    $  34.49    $  30.09     $  27.68
                                           ========    ========    ========    ========     ========
     Total Return                             31.32%       3.13%      14.62%       8.71%       19.57%


Ratios to Average Net Assets
 Expenses                                    (0.98)%     (1.01)%     (0.99)%     (0.95)%      (0.94)%
 Investment income--net                        1.86%       1.56%       1.74%       2.25%        2.88%
Portfolio Turnover Rate                        7.91%       6.47%      13.41%      18.94%       18.88%
Net Assets at End of Year ($1,000's)       $189,942    $141,544    $146,137    $134,269     $158,578


---------
*Using average units basis.


                                                             VALUE EQUITY FUND
                                          -----------------------------------------------------
                                           Year        Year       Year        Year       Year
                                           Ended       Ended      Ended       Ended      Ended
                                          9/30/95    9/30/94     9/30/93     9/30/92    9/30/91
                                          -------    -------     -------     -------    -------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
Net Asset Value, Beginning of Year        $ 27.05    $ 26.48     $ 22.94     $ 21.48    $ 15.89
                                          -------    -------     -------     -------    -------
Income from Investment Operations:
  Investment income--net                     0.93       0.79        0.70        0.52       0.45
  Net realized and unrealized gain
   (loss) on investments                     4.65      (0.22)       2.84        0.94       5.14
                                          -------    -------     -------     -------    -------
     Total from Investment Operations        5.58       0.57        3.54        1.46       5.59
                                          -------    -------     -------     -------    -------
 Net Asset Value, End of Year             $ 32.63    $ 27.05     $ 26.48     $ 22.94    $ 21.48
                                          =======    =======     =======     =======    =======
     Total Return+                          20.63%      2.15%      15.43%       6.80%     35.18%

Ratios/Supplemental Data
Ratios to Average Net Assets
 Expenses**                                 (1.32)%    (1.41)%     (1.70)%     (1.55)%    (1.56)%
 Investment income--net                      3.24%      3.02%       2.83%       2.32%      2.30%
Portfolio Turnover Rate                     67.06%     40.41%      54.46%      14.26%     23.55%
Net Assets at End of Year ($1,000's)      $43,824    $35,603     $38,104     $33,417    $37,955


---------
 * Using average units basis.
** Ratio reflects fees paid with brokerage commissions only for year ended
   9/30/95.
 + On April 1, 1995, Retirement System Investors Inc. became the sole advisor to Value Equity Fund.


                                                     EMERGING GROWTH EQUITY FUND
                                          -----------------------------------------------------
                                           Year        Year       Year        Year       Year
                                           Ended       Ended      Ended       Ended      Ended
                                          9/30/95    9/30/94     9/30/93     9/30/92    9/30/91
                                          -------    -------     -------     -------    -------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
Net Asset Value, Beginning of Year        $ 35.96    $ 35.52     $ 24.26     $ 23.34    $ 14.97
                                          -------    -------     -------     -------    -------
Income from Investment Operations:
  Investment income (loss)--net             (0.67)     (0.57)      (0.53)      (0.35)     (0.23)
  Net realized and unrealized gain
   (loss) on investments                    17.29       1.01       11.79        1.27       8.60
                                          -------    -------     -------     -------    -------
     Total from Investment Operations       16.62       0.44       11.26        0.92       8.37
                                          -------    -------     -------     -------    -------
 Net Asset Value, End of Year             $ 52.58    $ 35.96     $ 35.52     $ 24.26    $ 23.34
                                          =======    =======     =======     =======    =======
     Total Return                           46.22%      1.24%      46.41%       3.94%     55.91%
Ratios/Supplemental Data
Ratios to Average Net Assets:
  Expenses**                               (2.12)%     (2.08)%     (2.27)%     (2.18)%    (2.27)%
  Investment (loss)--net                   (1.61)%     (1.64)%     (1.78)%     (1.43)%    (1.19)%
Portfolio Turnover Rate                   170.54%     114.15%     145.59%     135.45%    101.10%
Net Assets at End of Year ($1,000's)      $74,625    $48,293     $56,645     $40,844    $46,283


---------
 * Using average units basis.
** Ratio reflects fees paid with brokerage commissions only for year ended
   9/30/95.

                                                        INTERNATIONAL EQUITY FUND
                                          -----------------------------------------------------
                                           Year        Year       Year        Year       Year
                                           Ended       Ended      Ended       Ended      Ended
                                          9/30/95    9/30/94     9/30/93     9/30/92    9/30/91
                                          -------    -------     -------     -------    -------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the Year)
Net Asset Value, Beginning of Year        $ 38.08    $ 34.36     $ 28.27     $ 29.26    $ 25.31
                                          -------    -------     -------     -------    -------
Income from Investment Operations:
  Investment income (loss)--net             (0.02)     (0.09)      (0.21)      (0.16)      0.15
  Net realized and unrealized gain
   (loss) on investments                     2.19       3.81        6.30       (0.83)      3.80
                                          -------    -------     -------     -------    -------
     Total from Investment Operations        2.17       3.72        6.09       (0.99)      3.95
                                          -------    -------     -------     -------    -------
 Net Asset Value, End of Year             $ 40.25    $ 38.08     $ 34.36     $ 28.27    $ 29.26
                                          =======    =======     =======     =======    =======
     Total Return                            5.70%     10.83%      21.54%      (3.38)%    15.61%

Ratios/Supplemental Data
Ratios to Average Net Assets
 Expenses**                                 (1.90)%    (1.96)%     (2.83)%     (2.69)%    (2.58)%
 Investment income (loss)--net              (0.07)%    (0.25)%     (0.68)%     (0.50)%     0.54%
Portfolio Turnover Rate                     51.40%     44.25%      55.02%      52.58%     65.55%
Net Assets at End of Year ($1,000's)      $31,143    $28,672     $21,769     $18,997    $22,677


---------
 * Using average units basis.
** Ratio reflects fees paid with brokerage commissions only for year ended
   9/30/95.


                                                           ACTIVELY MANAGED BOND FUND
                                           ---------------------------------------------------------
                                            Year        Year       Year        Year         Year
                                            Ended       Ended      Ended       Ended        Ended
                                           9/30/95     9/30/94     9/30/93     9/30/92      9/30/91
                                           --------    --------    --------    --------     --------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
Net Asset Value,  Beginning of Year        $  26.06    $  27.43    $  24.57    $  21.74     $  18.44
                                           --------    --------    --------    --------     --------
Income from Investment Operations:
  Investment Income--net:                      1.64        1.47        1.23        1.54         1.51
  Net realized and unrealized
   gain (loss) on investments                  1.88       (2.84)       1.63        1.29         1.79
                                           --------    --------    --------    --------     --------
     Total from Investment Operations          3.52       (1.37)       2.86        2.83         3.30
                                           --------    --------    --------    --------     --------
 Net Asset Value, End of Year              $  29.58    $  26.06    $  27.43    $  24.57     $  21.74
                                           ========    ========    ========    ========     ========
     Total Return                             13.51%      (4.99)%     11.64%      13.02%       17.90%
Ratios/Supplemental Data
Ratios to Average Net Assets:
 Expenses                                     (0.84)%     (0.82)%     (0.87)%     (0.84)%      (0.84)%
 Investment income--net                        5.94%       5.51%       5.22%       6.87%        7.56%
Portfolio Turnover Rate                       18.21%       8.54%     170.16%     132.97%      125.32%
Net Assets at End of Year ($1,000's)       $140,127    $136,210    $146,918    $189,827     $197,573


------
* Using average units basis.


                                                      INTERMEDIATE-TERM BOND FUND
                                            --------------------------------------------------------
                                             Year        Year        Year       Year         Year
                                             Ended       Ended       Ended      Ended        Ended
                                            9/30/95     9/30/94     9/30/93    9/30/92      9/30/91
                                            -------     -------     -------    --------     --------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
 Net Asset Value, Beginning of Year         $ 25.40     $ 25.95     $ 24.20    $  21.72     $  19.10
                                            -------     -------     -------    --------     --------
Income from Investment Operations:
  Investment Income--net:                      1.66        1.46        1.48        1.55         1.46
  Net realized and unrealized gain
   (loss) on investments                       0.95       (2.01)       0.27        0.93         1.16
                                            -------     -------     -------    --------     --------
     Total from Investment Operations          2.61       (0.55)       1.75        2.48         2.62
                                            -------     -------     -------    --------     --------
 Net Asset Value, End of Year               $ 28.01     $ 25.40     $ 25.95    $  24.20     $  21.72
                                            =======     =======     =======    ========     ========
     Total Return                             10.28%      (2.12)%      7.23%      11.42%       13.72%
Ratios/Supplemental Data
Ratios to Average Net Assets
 Expenses                                     (0.98)%     (0.95)%     (1.07)%     (0.98)%      (0.98)%
 Investment income--net                        6.27%       5.68%       5.95%       6.78%        7.21%
Portfolio Turnover Rate                       15.95%      17.92%      12.39%      24.86%       43.70%
Net Assets at End of Year ($1,000's)        $90,482     $89,780     $97,796    $117,107     $108,144

---------
* Using average units basis.

                                                         SHORT-TERM INVESTMENT FUND
                                          -----------------------------------------------------
                                           Year        Year       Year        Year       Year
                                           Ended       Ended      Ended       Ended      Ended
                                          9/30/95    9/30/94     9/30/93     9/30/92    9/30/91
                                          -------    -------     -------     -------    -------
Per Unit Operating Performance:*
 (for a unit outstanding throughout
 the year)
 Net Asset Value, Beginning of Year       $ 18.36    $ 17.83     $ 17.43     $ 16.80    $ 15.79
                                          -------    -------     -------     -------    -------
Income from Investment Operations:
  Investment income--net                     0.93       0.53        0.43        0.64       0.99
  Net realized and unrealized gain
   (loss) on investments                     0.02       0.00       (0.03)      (0.01)      0.02
                                          -------    -------     -------     -------    -------
     Total from Investment Operations        0.95       0.53        0.40        0.63       1.01
                                          -------    -------     -------     -------    -------
 Net Asset Value, End of Year             $ 19.31    $ 18.36     $ 17.83     $ 17.43    $ 16.80
                                          =======    =======     =======     =======    =======
     Total Return                            5.17%      2.97%       2.29%       3.75%      6.40%
Ratios/Supplemental Data
Ratios to Average Net Assets:
 Expenses                                   (0.80)%    (0.80)%     (0.89)%     (0.79)%    (0.79)%
 Investment income--net                      4.94%      2.92%       2.43%       3.72%      6.06%
Decrease in above expense ratio due
 to fee waiver                               0.34%      0.32%        -- %        -- %       -- %
Net Assets at End of Year ($1,000's)      $27,360    $29,975     $35,117     $34,911    $61,505

---------
* Using average units basis.

                                               DEDICATED BOND FUND (See Note 1)
                                               --------------------------------
                                                      Year          Year
                                                      Ended         Ended
                                                    9/30/92**      9/30/91
                                                    ---------      -------

Per Unit Operating Performance:*
 (for a unit outstanding throughout the year)
 Net Asset Value, Beginning of Year                   $18.97      $16.36
                                                      ------      ------
Income from Investment Operations:
  Investment income (loss)--net                         0.79        1.91
  Net realized and unrealized gain
   (loss) on investments                                0.07        0.70
                                                      ------      ------
   Total from Investment Operations                     0.86        2.61
                                                      ------      ------
 Net Asset Value, End of Year                         $19.83**    $18.97
                                                      ======      ======
   Total Return                                         4.53%      15.95%
Ratios/Supplemental Data
Ratios to Average Net Assets:
 Expenses                                              (0.75)      (0.68)
 Investment income--net                                 7.45%      10.83%
Portfolio Turnover Rate                                  0.0%        0.0%
Net Assets at End of Year ($1,000's)                  $  0.0     $14,133
---------
  * Using average units basis.
 ** Period from October 1, 1991 to April 24, 1992.

INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

To the Unitholders and Board of Trustees
RSI Retirement Trust

     We have audited the combined and individual statements of assets and liabilities, including the statements of investments, of the Core Equity Fund, Value Equity Fund, Emerging Growth Equity Fund, International Equity Fund, Actively Managed Bond Fund, Intermediate-Term Bond Fund and Short-Term Investment Fund (the "Investment Funds") of RSI Retirement Trust (the "Trust") as of September 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended. We also audited the financial highlights of the Dedicated Bond Fund series of the Trust for the period ended April 24, 1992 (see Note 1). These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined and individual financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Investment Funds of the Trust at September 30, 1995, the results of their operations, the changes in their net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.



                                        [INSERT SIGNATURE]


New York, New York
November 15, 1995

OFFICERS
--------------------------------------------------------------------------------
William Dannecker, President
James P. Coughlin, C.F.A., Executive Vice President and Chief Investment Officer Stephen P. Pollak, Esq., Executive Vice President, Counsel and Secretary
John F. Meuser, Vice President and Treasurer
Durando J. Saccente, Vice President
Veronica A. Fisher, First Vice President and Assistant Treasurer
Denise F. Roche, First Vice President
Herbert Kuhl, Jr., C.F.A., First Vice President
Peter M. Coleman, Second Vice President
Deborah A. Modzelewski, Second Vice President
Kim Vander Putten, Second Vice President
Heidi Viceconte, Second Vice President

CONSULTANTS
--------------------------------------------------------------------------------
Actuarial--Towers Perrin
Investments--Hewitt Associates

INVESTMENT MANAGERS
--------------------------------------------------------------------------------
Friess Associates, Inc.                       The Putnam Advisory Company, Inc.
Morgan Grenfell Investment                    Retirement System Investors Inc.
  Services Limited

CUSTODIANS
--------------------------------------------------------------------------------
The Chase Manhattan Bank, N.A.
Custodial Trust Company

DISTRIBUTOR
--------------------------------------------------------------------------------
Retirement System Distributors Inc.

TRANSFER AGENT
--------------------------------------------------------------------------------
Retirement System Consultants Inc.

INDEPENDENT AUDITORS
--------------------------------------------------------------------------------
McGladrey & Pullen, LLP

COUNSEL
--------------------------------------------------------------------------------
Shereff, Friedman, Hoffman & Goodman, LLP

BOARD OF TRUSTEES
--------------------------------------------------------------------------------
Herbert G. Chorbajian
 Chairman, President and Chief
  Executive Officer
 ALBANK, FSB, NY

Candace Cox
 President
 NYNEX Asset Management Co., NY

William Dannecker
 President and Chief Executive Officer
 Retirement System Group Inc., NY

Eugene C. Ecker
 Pension and Group Insurance
 Consultant

Covington Hardee
 Retired Chairman
 The Lincoln Savings Bank, FSB, NY

Ralph L. Hodgkins, Jr.
 Retired Chief Executive Officer
 Mid Maine Savings Bank, FSB
 Auburn, ME

Maurice E. Kinkade
 Director of Development
 Maplebrook School
 President, KINCO Management

William G. Lillis
 Real Estate Consultant

William L. Schrauth
 President and Chief Executive Officer
 The Savings Bank of Utica, NY

William E. Swan
 President and Chief Executive Officer
 Lockport Savings Bank, NY

Raymond L. Willis
 Private Investments

The information contained herein shall not be construed to be or constitute an offer or a solicitation of an offer to buy units in the RSI Retirement Trust. Sales of units in the Trust may be made only in those states where such units are exempt from registration or have been qualified for sale. Total returns are based on historical results and are not intended to indicate future performance. Future performance and unit net asset value will fluctuate so that units, if redeemed, may be worth more or less than their original cost. This material must be preceded or accompanied by a prospectus.

ANNUAL REPORT

   [LOGO]

RSI Retirement Trust

Core Equity Fund
Value Equity Fund
Emerging Growth Equity Fund
International Equity Fund
Actively Managed Bond Fund
Intermediate-Term Bond Fund
Short-Term Investment Fund
Dedicated Bond Fund

1995

                                 Broker/Dealer:

                                     [LOGO]

                                Retirement System
                                Distributors Inc.

                                  P.O. Box 2064
                              Grand Central Station
                             New York, NY 10163-2064